                                                                    EXHIBIT 10.1


                                CREDIT AGREEMENT


          CREDIT AGREEMENT dated as of August 16, 1999 among ALLIANCE RESOURCE GP, LLC, a Delaware limited liability company (the "COMPANY"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "INITIAL LENDERS"), the Swing Line Bank (as hereinafter defined), THE CHASE MANHATTAN BANK ("CHASE"), as paying agent (together with any successor paying agent appointed pursuant to Article VII, the "PAYING AGENT"), Deutsche Bank AG, New York Branch, as documentation agent (the "DOCUMENTATION AGENT"), and CITICORP USA, INC. ("CITICORP") and CHASE, as co-administrative agents (together with any successor administrative agent appointed pursuant to Article VII, the "CO-ADMINISTRATIVE Agents" and, together with the Paying Agent, the "AGENTS") for the Lender Parties (as hereinafter defined), with Chase Securities, Inc. and Salomon Smith Barney Inc., as joint advisors, joint lead arrangers and joint book managers.

                             PRELIMINARY STATEMENTS:

          (1) Alliance Resource Partners, L.P., a Delaware limited partnership (the "MLP"), intends to complete an initial public offering (the "INITIAL PUBLIC OFFERING") of common units (the "MLP UNITS"), representing at least a 40% ownership interest in the MLP on a fully diluted basis and yielding net proceeds of at least $110,000,000, and the remainder of which will be owned by the Equity Investor (as hereinafter defined) or one or more of its affiliates.

          (2) The Company intends to issue at least $180,000,000 of senior notes as most recently amended (as defined in Section 1.02) (the "SENIOR NOTES") in a private placement pursuant to the Note Purchase Agreement (as hereinafter defined). Immediately upon the closings under the Note Purchase Agreement and this Agreement, Alliance Resource Operating Partners, L.P., a Delaware limited partnership ("AROP"), will assume the obligations of the Company under the Loan Documents and under the Note Purchase Agreement and the Senior Notes. The Initial Public Offering, the issuance and sale of the Senior Notes, the making of the Advances (as hereinafter defined) under this Agreement and all related transactions are hereinafter collectively referred to as the "TRANSACTION". As used herein, the term "BORROWER" shall mean (i) prior to the time the Assumption Agreement (as hereinafter defined) shall become effective, the Company, and (ii) thereafter, AROP.

          (3) The Borrower has requested the Lender Parties lend to the Borrower up to $100,000,000 to purchase Qualifying Securities (as hereinafter defined) that will be liquidated from time to time to finance certain capital expenditures of AROP and its Subsidiaries (as hereinafter defined), to pay a cash distribution to Alliance Resource Holdings, Inc. or one of its Affiliates (as hereinafter defined) on the Effective Date (as hereinafter defined) in connection with the Transaction, to pay cash distributions to the holders of the MLP Units, to provide


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                                        2


working capital for the Borrower and its Subsidiaries and for other general business purposes of AROP and its Subsidiaries (including, without limitation, acquisitions and capital expenditures). The Lender Parties have indicated their willingness to agree to lend such amount on the terms and conditions of this Agreement.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01. Certain Defined Terms . As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "ACCEPTABLE BANK" means (a) any bank or trust company (i) which is organized under the laws of the United States of America or any State thereof, (ii) which has capital, surplus and undivided profits aggregating at least $500,000,000, and (iii) (A) whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the holding company owning all of the capital stock of such bank or trust company) shall have been given a rating of "AA-" or better by S&P, "Aa3" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing or (B) the commercial paper or other short-term unsecured debt obligations of which (or the short-term unsecured debt obligations of the holding company owning all of the capital stock of such bank or trust company) shall have been given a rating of "Al " or better by S&P or "Prime 1" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing or (b) any Lender Party.

          "ACCEPTABLE BROKER-DEALER" means any Person other than a natural person (a) which is registered as a broker or dealer pursuant to the Exchange Act and (b) whose long-term unsecured debt obligations shall have been given a rating of "AA-" or better by S&P, "Aa3" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing.

          "ADVANCE" means a Term Advance, a Working Capital Advance, a Revolving Credit Advance or a Swing Line Advance.

          "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or


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                                       3


     officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Borrower; provided, however, the Borrower shall not be an Affiliate of any Restricted Subsidiary and no Restricted Subsidiary shall be an Affiliate of the Borrower or any Restricted Subsidiary.

          "AGENTS" has the meaning specified in the recital of parties to this Agreement.

          "ALLIANCE RESOURCE GROUP" means the Wholly Owned Subsidiaries of Alliance Resource Holdings, Inc., a Delaware corporation.

          "APPLICABLE LENDING OFFICE" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

          "APPLICABLE MARGIN" means (a) in the case of Secured Advances, (i) during the period from the Effective Date to the one-year anniversary of the Effective Date, in the case of Eurodollar Rate Advances, 0.75% per annum and, in the case of Base Rate Advances, 0% per annum, (ii) during the period from the one-year anniversary of the Effective Date to the two-year anniversary of the Effective Date, in the case of Eurodollar Rate Advances, 1.25% per annum and, in the case of Base Rate Advances, 0.25% per annum, and (iii) thereafter, a percentage per annum determined by reference to the Consolidated Net Debt to Consolidated Cash Flow Ratio as set forth below and (b) in the case of all other Advances, (i) during the period from the Effective Date to the six-month anniversary of the Effective Date, in the case of Eurodollar Rate Advances, 1.5% per annum, and in the case of Base Rate Advances, 0.5% per annum, and (ii) thereafter, a percentage per annum determined by reference to the Consolidated Net Debt to Consolidated Cash Flow Ratio as set forth below:


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                                       4


====================================================================================
  Consolidated Net Debt to           Base Rate Advances     Eurodollar Rate Advances
Consolidated Cash Flow Ratio
====================================================================================
Level I
less than 1.75:1.0                          0.00%                     1.00%
------------------------------------------------------------------------------------
Level II
1.75:1.0 or greater,
but less than 2.50:1.0                      0.25%                     1.25%
------------------------------------------------------------------------------------
Level III
2.50:1.0 or greater,
but less than 3.50:1.0                      0.50%                     1.50%
------------------------------------------------------------------------------------
Level IV
3.50:1.0 or greater                         0.75%                     1.75%
====================================================================================

     In the case of Advances for which the Applicable Margin is determined based on the preceding table, the Applicable Margin for each Advance shall be determined by reference to the Consolidated Net Debt to Consolidated Cash Flow Ratio in effect from time to time which ratio shall be determined by reference to the financial statements most recently delivered in accordance with Section 5.03(b) or (c), as the case may be; provided, however, that the Applicable Margin shall be at Level IV for so long as the Borrower has not submitted to the Paying Agent the financial statements as and when required under Section 5.03(b) or (c), as the case may be.

          "APPLICABLE PERCENTAGE" means (a) during the period from the date hereof to the six-month anniversary hereof, 0.50% per annum and (b) thereafter, a percentage per annum determined by reference to the Consolidated Net Debt to Consolidated Cash Flow Ratio as set forth below:

================================================================================
   Consolidated Net Debt to                Applicable Percentage
Consolidated Cash Flow Ratio
================================================================================
Level I
less than 1.75:1.0                                 0.375%
--------------------------------------------------------------------------------
Level II
1.75:1.0 or greater,
but less than 2.50:1.0                             0.375%
--------------------------------------------------------------------------------
Level III
2.50:1.0 or greater,
but less than 3.50:1.0                             0.500%
--------------------------------------------------------------------------------
Level IV
3.50:1.0 or greater                                0.500%
================================================================================


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                                       5


     In the case of the Applicable Percentage specified in clause (b), the Applicable Percentage shall be determined by reference to the Consolidated Net Debt to Consolidated Cash Flow Ratio, in effect from time to time, which ratio shall be determined by reference to the financial statements most recently delivered in accordance with Section 5.03(b) or (c), as the case may be; provided, however, that the Applicable Margin shall be at Level IV for so long as the Borrower has not submitted to the Paying Agent the financial statements as and when required under Section 5.03(b) or (c), as the case may be.

          "APPROPRIATE LENDER" means, at any time, with respect to (a) any of the Term or Revolving Credit or Working Capital Facilities, a Lender that has a Commitment with respect to such Facility at such time, or (b) the Swing Line Facility, (i) the Swing Line Bank and (ii) if the Revolving Credit Lenders have made Swing Line Advances pursuant to Section 2.02(b) that are outstanding at such time, each such Revolving Credit Lender.

          "AROP" has the meaning specified in Preliminary Statement (2).

          "ASSET ACQUISITION" means (a) an Investment by the Borrower or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged with or into the Borrower or any Restricted Subsidiary, (b) the acquisition by the Borrower or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or (c) the acquisition by the Borrower or any Restricted Subsidiary of any division or line of business of any Person (other than a Restricted Subsidiary).

          "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Paying Agent, in accordance with Section 8.07 and in substantially the form of Exhibit C hereto.

          "ASSUMPTION AGREEMENT" has the meaning specified in Section
     3.01(a)(x).

          "BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

               (a) the rate of interest announced publicly by The Chase Manhattan Bank in New York, New York, from time to time, as its prime rate; and

               (b) 1/2 of 1% per annum above the Federal Funds Rate.


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                                       6


          "BASE RATE ADVANCE" means an Advance that bears interest as provided in Section 2.06(a)(i).

          "BEACON INVESTORS" means collectively, The Beacon Group Energy Investment Fund, L.P., a Delaware limited partnership, and MPC Partners, L.P., a Delaware limited partnership.

          "BEACON CONTROLLED AFFILIATE" means any Person which directly or indirectly, is in control of, is controlled by, or is under common control with The Beacon Group Energy Investment Fund, L.P. or the Equity Investor or its Affiliates; for purposes of this definition, "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise, but shall not include any Person who is a director or officer of any Beacon Investor or such Person.

          "BORROWER" has the meaning specified in Preliminary Statement (2).

          "BORROWER'S ACCOUNT" means the account of the Borrower maintained by the Borrower with Chase at its office at 270 Park Avenue, New York, New York 10017, Account No. 323138721, or such other account as the Borrower shall specify in writing to the Paying Agent.

          "BORROWING" means a Term Borrowing, a Working Capital Borrowing, a Revolving Credit Borrowing or a Swing Line Borrowing.

          "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

          "BUSINESS PLAN" means a rolling five year business plan for the Borrower which shall include, without limitation, forecasts prepared by management of the Borrower, in form satisfactory to the Co-Administrative Agents, of balance sheets, income statements and cash flow statements on an annual basis for each of the next five Fiscal Years and which shall set forth (without limitation) mine development plans, an analysis of business outlook (including the Gibson County Project) for the term of the Facility in form and scope satisfactory to the Co-Administrative Agents, capital expenditures, coal reserve profiles, property acquisitions, production levels and other similar items, which Business Plan may be revised by the Borrower from time to time to reflect changes in operating and market conditions.


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                                       7


          "CAPITAL EXPENDITURES" means, for any Person for any period, the sum of, without duplication, all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person or have a useful life of more than one year.

          "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

          "CAPITAL LEASE OBLIGATION" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

          "CAPITAL STOCK" shall mean, with respect to any Person, any and all shares, units representing interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, including,
     (a) with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers upon a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, (b) with respect to limited liability companies, member interests, and (c) with respect to any Person, any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

          "CASH EQUIVALENTS" means any of the following, to the extent owned by the Borrower or any of its Restricted Subsidiaries free and clear of all Liens other than Liens created under the Pledge Agreement and, unless otherwise specified below, having a maturity of not greater than two years from the date of acquisition thereof:

               (a) United States Governmental Securities maturing within one year (or, in the case of Qualifying Securities, two years) from the date of acquisition;

               (b) certificates of deposit, banker's acceptances or other bank instruments maturing within one year from the date of acquisition thereof, issued by Acceptable Banks;

               (c) Repurchase Agreements;


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                                       8


               (d) obligations of any state of the United States of America, or any municipality of any such state, in each case rated "AA" or better by S&P, "Aa2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing, provided that such obligations mature within one year from the date of acquisition thereof; and

               (e) commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Borrower or any Restricted Subsidiary, is rated A-l or better by S&P or P1 or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

          "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

          "CHANGE OF CONTROL" means the occurrence of either of the following:
     (a) Beacon Investors and the Beacon Controlled Affiliates shall at any time for any reason cease collectively to own, directly or indirectly, at least 51% of the managing ownership interest of the sole or managing general partner, as the case may be, of the Borrower or (b) the managing general partner of the Borrower shall at any time for any reason cease to be either the sole or managing general partner of Alliance Resource Partners, L.P.

          "CHASE" has the meaning specified in the recital of parties to this Agreement.

          "CITICORP" has the meaning specified in the recital of parties to this Agreement.

          "CO-ADMINISTRATIVE AGENTS" has the meaning specified in the recital of parties to this Agreement.

          "COLLATERAL" means all "Collateral" referred to in the Pledge Agreement and all other property that is or is intended to be subject to any Lien in favor of the Paying Agent for the benefit of the Secured Parties.

          "COMMITMENT" means a Term Commitment, a Working Capital Commitment, a Revolving Credit Commitment or a Swing Line Commitment.

          "COMPANY" has the meaning specified in the recital of parties to this Agreement.


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                                       9


          "CONFIDENTIAL INFORMATION" means information that any Loan Party furnishes to any Agent or any Lender Party as confidential; provided, however, that such term does not include any such information that is or becomes generally available to the public or that is or becomes available to such Agent or such Lender Party from a source other than the Loan Parties (it being understood that except as set forth in the proviso, all information that any Loan Party submits to any Agent or any Lender Party is confidential).

          "CONSOLIDATED" refers to the consolidation of accounts in accordance with GAAP.

          "CONSOLIDATED CASH FLOW" means, as of any date of determination for any applicable period, the excess, if any, of (a) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (i) Consolidated Net Income for such period, plus (ii) to the extent deducted in the determination of Consolidated Net Income for such period, without duplication, (A) Consolidated Non-Cash Charges, (B) Consolidated Interest Expense and (C) Consolidated Income Tax Expense, over
     (b) any non-cash items increasing Consolidated Net Income for such period to the extent that such items constitute reversals of Consolidated Non-Cash Charges for a previous period and which were included in the computation of Consolidated Cash Flow for such previous period pursuant to the provisions of the preceding clause (a), provided that in calculating Consolidated Cash Flow for any such period, (1) full effect shall be given to the proviso to the definition of "Consolidated Interest Expense" set forth below and (2) Consolidated Cash Flow shall be calculated after giving effect on a pro forma basis for such period, in all respects in accordance with GAAP, to any Transfer or Asset Acquisitions (including, without limitation any Asset Acquisition by the Borrower or any Restricted Subsidiary giving rise to the need to determine Consolidated Cash Flow as a result of the Borrower or one of its Restricted Subsidiaries (including any Person that becomes a Restricted Subsidiary as result of any such Asset Acquisition) incurring, assuming or otherwise becoming liable for any Debt) occurring during the period commencing on the first day of such period to and including the date of the transaction, as if such Transfer or Asset Acquisition occurred on the first day of such period.

          "CONSOLIDATED INCOME TAX EXPENSE" means, with respect to any period, all provisions for Federal, state, local and foreign income taxes of the Borrower and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED INTEREST EXPENSE" means, as of the date of any determination for any applicable period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Borrower and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation


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                                       10


     of consolidated financial statements of the Borrower and its Restricted Subsidiaries in accordance with GAAP): (a) all interest in respect of Debt of the Borrower and its Restricted Subsidiaries whether paid or accrued (including non-cash interest payments and imputed interest on Capital Lease Obligations) deducted in determining Consolidated Net Income for such period, and (b) all debt discount (but not expense) amortized or required to be amortized in the determination of Consolidated Net Income for such period, less (c) all interest earned or accrued with respect to Qualifying Securities during such period. In computing Consolidated Interest Expense for any period prior to the end of the first four fiscal quarters ending after the Effective Date, Consolidated Interest Expense of the Borrower and the Restricted Subsidiaries shall be determined with respect to the principal amount of Debt actually outstanding from time to time but on the basis of interest accruing at a rate equal to the weighted average interest rate payable on the date of determination with respect to Debt outstanding under the Senior Notes and this Agreement, rather than the rates of interest actually applicable to the Debt refinanced thereby.

          "CONSOLIDATED NET DEBT" means, as of any date of determination, the aggregate outstanding principal amount of all Debt of the Borrower and its Restricted Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Borrower and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Borrower and its Restricted Subsidiaries in accordance with GAAP; less the principal amount of all Qualifying Securities held by the Borrower and its Restricted Subsidiaries.

          "CONSOLIDATED NET DEBT TO CONSOLIDATED CASH FLOW RATIO" means, at any date of determination, the ratio of Consolidated Net Debt of the Borrower and its Restricted Subsidiaries as at the end of the most recently ended fiscal quarter of the Borrower for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be, to Consolidated Cash Flow of the Borrower and its Restricted Subsidiaries for such fiscal quarter and the immediately preceding three fiscal quarters; provided, however, that for purposes of calculating the Consolidated Net Debt to Consolidated Cash Flow Ratio for the periods commencing on October 1, 1999 and ending on the last day of the fiscal quarters of the Borrower ending December 31, 1999, March 31, 2000 and June 30, 2000, Consolidated Cash Flow for purposes of this definition shall be the actual Consolidated Cash Flow for such period multiplied by a fraction the numerator of which is four and the denominator of which is the actual number of fiscal quarters that have elapsed since October 1, 1999.

          "CONSOLIDATED NET INCOME" means, with reference to any period, the net income (or loss) of the Borrower and its Restricted Subsidiaries for such period (taken as a


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                                       11


     cumulative whole), as determined in accordance with GAAP, provided that there shall be excluded:

               (a) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or a Subsidiary, and the income (or loss) of any Person, substantially all of the assets of which have been acquired in any manner, realized by such other Person prior to the date of acquisition,

               (b) the income (or loss) of any Person (other than a Restricted Subsidiary) in which the Borrower or any Restricted Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Borrower or such Restricted Subsidiary in the form of cash dividends or similar cash distributions,

               (c) the undistributed earnings of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary,

               (d) any aggregate net gain or loss during such period arising from the sale, conversion, exchange or other disposition of capital assets (such term to include, without limitation, (i) all non-current assets, and, without duplication, (ii) the following, whether or not current: all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all Securities), and

               (e) any net income or gain or loss during such period from (i) any change in accounting principles in accordance with GAAP, (ii) any prior period adjustments resulting from any change in accounting principles in accordance with GAAP, or (iii) any extraordinary or unusual items.

          "CONSOLIDATED NON-CASH CHARGES" means, with respect to the Borrower and its Restricted Subsidiaries for any period, the aggregate depreciation, depletion and amortization (other than amortization of debt discount and expense), the non-cash portion of advance royalties and any non-cash employee compensation expenses for such period, in each case, reducing Consolidated Net Income of the Borrower and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.


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                                       12


          "CONSTITUTIVE DOCUMENTS" means, with respect to any Person, the certificate of incorporation or registration or formation (including, if applicable, certificate of change of name), articles of incorporation or association, memorandum of association, charter, bylaws, partnership agreement, trust agreement, joint venture agreement, limited liability company operating or members agreement, joint venture agreement or one or more similar agreements, instruments or documents constituting the organization or formation of such Person.

          "CONTRIBUTION AGREEMENT" means the Contribution Agreement dated August 20, 1999 between the Company and AROP, as most recently amended in accordance with this Agreement.

          "CONTRIBUTION TRANSACTION" has the meaning specified in Section
     3.01(m).

          "CONVERSION", "CONVERT" and "CONVERTED" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.06(d), 2.08 or 2.09.

          "CURRENT ASSETS" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

          "CURRENT LIABILITIES" of any Person means (a) all Debt of such Person that by its terms is payable on demand or matures within one year after the date of determination (excluding current maturities of long term Debt and any Debt renewable or extendible, at the option of such Person, to a date more than one year from such date or arising under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date), and (b) all other items (including taxes accrued as estimated) that in accordance with GAAP would be classified as current liabilities of such Person.

          "DEBT" means, with respect to any Person, without duplication,

               (a) its liabilities for borrowed money;

               (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

               (c) its Capital Lease Obligations;


Alliance Credit Agreement

               (d) all liabilities secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

               (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks or other financial institutions (whether or not representing obligations for borrowed money), other than any thereof incurred in the ordinary course of business of such Person and which are issued (i) to support such Person's obligations in respect of workmen's compensation or unemployment insurance laws, the payment of retirement benefits or performance guarantees relating to coal deliveries or insurance deductibles and aggregating no more than $10,000,000 at any time outstanding for all of the foregoing or (ii) in respect of current trade payables of such Person;

               (f) Swaps of such Person, to the extent required to be reflected on a balance sheet of such Person prepared as of any date of determination in accordance with GAAP;

               (g) Preferred Stock of Restricted Subsidiaries owned by Persons other than the Borrower, a Subsidiary Guarantor or a Wholly-Owned Restricted Subsidiary; and

               (h) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (g) hereof.

          Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (h) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

          "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "DEFAULTED ADVANCE" means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to the Borrower pursuant to Section 2.01 or 2.02 at or prior to such time that has not been made by such Lender Party or by the Paying Agent for the account of such Lender Party pursuant to Section 2.02(e) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.14(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made


Alliance Credit Agreement
     pursuant to Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

          "DEFAULTED AMOUNT" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to any Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time that has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to
     (a) the Swing Line Bank pursuant to Section 2.02(b) to purchase a portion of a Swing Line Advance made by the Swing Line Bank, (b) the Paying Agent pursuant to Section 2.02(e) to reimburse the Paying Agent for the amount of any Advance made by the Paying Agent for the account of such Lender Party,
     (c) any other Lender Party pursuant to Section 2.12 to purchase any participation in Advances owing to such other Lender Party and (d) any Agent pursuant to Section 7.05 to reimburse such Agent for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to such Agent as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.14(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

          "DEFAULTING LENDER" means, at any time, any Lender Party that, at such time (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in Section 6.01(f).

          "DISCLOSED LITIGATION" has the meaning specified in Section 3.01(i).

          "DOCUMENTATION AGENT" has the meaning specified in the recital of parties to this Agreement.

          "DOMESTIC LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Paying Agent.

          "DOMESTIC SUBSIDIARY" means any Subsidiary other than a Foreign Subsidiary.

          "EFFECTIVE DATE" means the first date on which the conditions set forth in Article III shall have satisfied.


Alliance Credit Agreement

          "ELIGIBLE ASSIGNEE" means (a) a Lender; (b) an Affiliate of a Lender that qualifies under clause (c), (d), (e), or (f) of this definition; (c) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $1,000,000,000; (d) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000; provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (e) the central bank of any country which is a member of the OECD; and (f) any other financial institution or Person approved by the Paying Agent and, unless a Default has occurred and is continuing at the time any assignment is effected pursuant to Section 8.07, the Borrower (which approvals shall not be unreasonably withheld or delayed); provided, however, that neither any Loan Party nor any Affiliate of a Loan Party, nor any competitor, or Affiliate of a competitor, of the Borrower shall qualify as an Eligible Assignee under this definition.

          "ENVIRONMENTAL ACTION" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

          "ENVIRONMENTAL LAW" means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

          "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

          "EQUITY INVESTOR" means The Beacon Group, LP, a Delaware limited partnership.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.


Alliance Credit Agreement

          "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

          "ERISA EVENT" means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9),
     (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or
     (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

          "EUROCURRENCY LIABILITIES" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "EURODOLLAR LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Paying Agent.

          "EURODOLLAR RATE" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) (i) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M.


Alliance Credit Agreement

     (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period (provided that, if for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates) by (ii) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period or (b) upon 3 Business Days' prior written request by the Borrower to the Paying Agent, (i) the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period (or, if such Reference Bank shall not have such a Eurodollar Rate Advance, $1,000,000) and for a period equal to such Interest Period by (ii) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. The Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing shall be determined by the Paying Agent on the basis of applicable rates furnished to and received by the Paying Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.06.

          "EURODOLLAR RATE ADVANCE" means an Advance that bears interest as provided in Section 2.06(a)(ii).

          "EURODOLLAR RATE RESERVE PERCENTAGE" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.


Alliance Credit Agreement

          "EVENTS OF DEFAULT" has the meaning specified in Section 6.01.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "EXISTING DEBT" means Debt of each Loan Party and its Subsidiaries outstanding immediately before giving effect to the consummation of the Transaction.

          "FACILITY" means the Term Facility, the Working Capital Facility, the Revolving Credit Facility or the Swing Line Facility.

          "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Paying Agent from three Federal funds brokers of recognized standing selected by it.

          "FEE LETTER" means the fee letter dated July 6, 1999 between the Borrower and the Agents, as amended.

          "FISCAL YEAR" means a fiscal year of the Borrower and its Consolidated Subsidiaries ending on December 31 in any calendar year.

          "FOREIGN SUBSIDIARY" means a Subsidiary organized under the laws of a jurisdiction other than the United States or any State thereof or the District of Columbia.

          "GAAP" has the meaning specified in Section 1.03.

          "GENERAL PARTNER" means Alliance Resource Management GP, LLC, a Delaware limited liability company.

          "GIBSON COUNTY PROJECT" means the mining development project on the property of the Borrower located in Gibson County, Indiana.

          "GREENFIELD PROJECT" means any mine development project involving the expenditure of greater than $5,000,000 for the development of mine infrastructure to access unmined reserves.


Alliance Credit Agreement

          "GUARANTY" and, with correlative meaning, "GUARANTEED" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

               (a) to purchase such Debt or any property constituting security therefor;

               (b) to advance or supply funds (i) for the purchase or payment of such Debt, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt;

               (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debt of the ability of any other Person to make payment of the Debt; or

               (d) otherwise to assure the owner of such Debt against loss in respect thereof.

          In any computation of the Debt of the obligor under any Guaranty, the Debt that is the subject of such Guaranty shall be assumed to be a direct obligation of such obligor. The amount of any Guaranty shall be equal to the outstanding amount of the Debt guaranteed, or such lesser amount to which the maximum exposure of such Person shall have been specifically limited.

          "HAZARDOUS MATERIALS" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and
     (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

          "INDEMNIFIED PARTY" has the meaning specified in Section 8.04(b).

          "INFORMATION MEMORANDUM" means the information memorandum dated July 1999 used by the Joint Arrangers in connection with the syndication of the Commitments.

          "INITIAL EXTENSION OF CREDIT" means the initial Borrowing hereunder.


Alliance Credit Agreement

          "INITIAL LENDERS" has the meaning specified in the recital of parties to this Agreement.

          "INITIAL PUBLIC OFFERING" has the meaning specified in Preliminary Statement (1).

          "INSUFFICIENCY" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

          "INTERCREDITOR AGREEMENT" has the meaning specified in Section 3.01(a)(xviii).

          "INTEREST COVERAGE RATIO" means, at any date of determination, the ratio of (a) Consolidated Cash Flow to (b) Consolidated Interest Expense during the four consecutive fiscal quarters most recently ended for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be; provided, however, that for purposes of calculating the Interest Coverage Ratio for the fiscal quarters of the Borrower ending December 31, 1999, March 31, 2000 and June 30, 2000, each component of the Interest Coverage Ratio for purposes of this definition shall be the actual amount of such component for the period ending at the end of such fiscal quarter since October 1, 1999 multiplied by a fraction the numerator of which is four and the denominator of which is the number of fiscal quarters that have elapsed since October 1, 1999.

          "INTEREST PERIOD" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six or, if available to each Appropriate Lender, nine or twelve months, as the Borrower may, upon notice received by the Paying Agent not later than 12:00 noon (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

               (a) the Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;


Alliance Credit Agreement

               (b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

               (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

               (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

          "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "INVENTORY" means inventory held for sale or lease in the ordinary course of business.

          "INVESTMENT" means any investment, made in cash or by delivery of property, by the Borrower or any of its Restricted Subsidiaries (a) in any Person, whether by acquisition of stock, debt or other obligations or Security, or by loan, guaranty of any debt, advance, capital contribution or otherwise, or (b) in any property.

          "JOINT ARRANGERS" means Salomon Smith Barney Inc. and Chase Securities, Inc. and/or its Affiliates.

          "LENDER PARTY" means any Lender or the Swing Line Bank.

          "LENDERS" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 8.07 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

          "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest, production payment or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any


Alliance Credit Agreement
     property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements); provided, however, "Lien" shall not include any negative pledge nor any royalty interest or overriding royalty interest under any lease, sublease or other similar agreement entered into in the ordinary course of business.

          "LOAN DOCUMENTS" means (a) this Agreement, (b) the Notes, (c) the Subsidiary Guaranty, (d) the Pledge Agreement, (e) the Fee Letter, (f) the Intercreditor Agreement, and (g) the Assumption Agreement, in each case as amended.

          "LOAN PARTIES" means the Company, AROP and the Subsidiary Guarantors.

          "MARGIN STOCK" has the meaning specified in Regulation U.

          "MATERIAL ADVERSE CHANGE" means any material adverse change in the business, operations, affairs, financial condition, assets or properties of the Borrower and its Restricted Subsidiaries, taken as a whole.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Borrower and its Restricted Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its payment obligations, its obligations under Article V or any other material obligations under any Loan Document to which it is a party, (c) the ability of any Subsidiary Guarantor to perform its payment obligations or other material obligations under the Subsidiary Guaranty, or (d) the validity or enforceability of any Loan Document.

          "MLP" has the meaning specified in Preliminary Statement (1).

          "MLP AGREEMENT" means the First Amended and Restated Agreement of Limited Partnership of Alliance Resource Partners, L.P., as amended, to the extent permitted under the Loan Documents.

          "MLP UNITS" has the meaning specified in Preliminary Statement (1).

          "MOODY'S" means Moody's Investors Service, Inc.

          "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.


Alliance Credit Agreement

          "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in
     Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "NET CASH PROCEEDS" means, with respect to any sale, lease, transfer or other disposition of any asset or the incurrence or issuance of any Debt or the sale or issuance of any Capital Stock (including, without limitation, any capital contribution) by any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, and (b) the amount of taxes payable in connection with or as a result of such transaction and (c) the amount of any Debt secured by a Lien on such asset that, by the terms of the agreement or instrument governing such Debt, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and are properly attributable to such transaction or to the asset that is the subject thereof.

          "NOTE" means a Term Note, a Working Capital Note or a Revolving Credit Note.

          "NOTE PURCHASE AGREEMENT" means the Note Purchase Agreement dated as of August 16, 1999 among the Borrower and the purchasers of the Senior Notes, pursuant to which the Senior Notes are issued, as amended, to the extent permitted under the Loan Documents.

          "NOTICE OF BORROWING" has the meaning specified in Section 2.02(a).

          "NOTICE OF SWING LINE BORROWING" has the meaning specified in Section 2.02(b).

          "NPL" means the National Priorities List under CERCLA.

          "OBLIGATION" means, as used in the Pledge Agreement, the Notes, the Solvency Certificates and the Subsidiary Guaranty, with respect to any Loan Party, any payment, performance or other obligation of such Loan Party of any kind under the Loan Documents, including, without limitation, any liability of such Loan Party on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to


Alliance Credit Agreement
     judgment, liquidated, unliquidated, fixed, absolute or contingent, direct or indirect, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f), including without limitation, (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

          "OECD" means the Organization for Economic Cooperation and Development.

          "OPEN YEAR" has the meaning specified in Section 4.01(r)(iii).

          "OTHER TAXES" has the meaning specified in Section 2.11(b).

          "PARTNERSHIP AGREEMENT" means the partnership agreement of AROP, as most recently amended in accordance with the terms of this Agreement.

          "PAYING AGENT" has the meaning specified in the recital of parties to this Agreement.

          "PAYING AGENT'S ACCOUNT" means the account of the Paying Agent maintained by the Paying Agent with Chase at its office at 270 Park Avenue, New York, New York 10017, Account No. 323138721, or such other account as the Paying Agent shall specify in writing to the Lender Parties.

          "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

          "PERMITTED LIENS" means each of the following:

                       (a) Liens for property taxes, assessments or other
                 governmental charges which are not yet due and payable and delinquent or the validity of which is being contested in good faith in compliance with Section 5.01(b);

                       (b) statutory Liens of landlords and Liens of carriers,
                 warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable or the amount, applicability or validity thereof is being contested by the Borrower or such Restricted Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Borrower or a Restricted


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
                                       25


                 Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Borrower or such Restricted Subsidiary;

                       (c) Liens (other than any Lien imposed by ERISA) incurred
                 or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits, or
                 (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

                       (d) any attachment or judgment Lien for the payment of
                 money in an aggregate amount not to exceed $10,000,000, provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are contested by the Borrower or such Restricted Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Borrower or a Restricted Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Borrower or such Restricted Subsidiary; and

                       (e) leases or subleases granted to others, zoning
                 restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), and not interfering with, the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such property or impair the use of such property.

          "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "PLAN" means a Single Employer Plan or a Multiple Employer Plan.


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
                                       26


          "PLEDGE AGREEMENT" has the meaning specified in Section 3.01(a)(ii).

          "PREFERRED STOCK" of any Person means any class of Capital Stock of such Person that is preferred over any other class of Capital Stock of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

          "PREPAYMENT DATE" has the meaning specified in Section 2.05(b)(i).

          "PRO RATA SHARE" of any amount means, with respect to any Revolving Credit Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.04 or 6.01, such Lender's Revolving Credit Commitment as in effect immediately prior to such termination) and the denominator of which is the Revolving Credit Facility at such time (or, if the Commitments shall have been terminated pursuant to Section 2.04 or 6.01, the Revolving Credit Facility as in effect immediately prior to such termination).

          "QUALIFYING SECURITIES" means readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States to the extent owned by the Borrower free and clear of all Liens (other than Liens created under the Pledge Agreement) and having a remaining maturity not greater than 24 months and which have been pledged to, and are under the control of, the Paying Agent pursuant to, and in accordance with the terms of, the Pledge Agreement as Collateral for the Term Advances.

          "REFERENCE BANKS" means Citicorp, Chase and Deutsche Bank AG, New York Branch.

          "REGISTER" has the meaning specified in Section 8.07(d).

          "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "RELATED DOCUMENTS" means the Note Purchase Agreement, the Partnership Agreement, the MLP Agreement, the Contribution Agreement and the Senior Notes.

          "REPURCHASE AGREEMENT" means any written agreement:

               (a) that provides for (i) the transfer of one or more United States Governmental Securities in an aggregate principal amount at least equal to the


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
                                       27


          amount of the Transfer Price (defined below) to the Borrower or any of its Restricted Subsidiaries from an Acceptable Bank or an Acceptable Broker-Dealer against a transfer of funds (the "TRANSFER PRICE") by the Borrower or such Restricted Subsidiary to such Acceptable Bank or Acceptable Broker-Dealer, and (ii) a simultaneous agreement by the Borrower or such Restricted Subsidiary, in connection with such transfer of funds, to transfer to such Acceptable Bank or Acceptable Broker-Dealer the same or substantially similar United States Governmental Securities for a price not less than the Transfer Price plus a reasonable return thereon at a date certain not later than 365 days after such transfer of funds,

               (b) in respect of which the Borrower or such Restricted Subsidiary shall have the right, whether by contract or pursuant to applicable law, to liquidate such agreement upon the occurrence of any default thereunder, and

               (c) in connection with the Borrower or such Restricted Subsidiary, or an agent thereof, shall have taken all action required by applicable law or regulations to perfect a Lien in such United States Governmental Securities.

          "REQUIRED LENDERS" means, at any time, Lenders owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Advances outstanding at such time, (b) the aggregate Unused Term Commitments at such time, (c) the aggregate Unused Working Capital Commitments at such time and (d) the aggregate Unused Revolving Credit Commitments at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (A) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (B) the Unused Term Commitment of such Lender at such time, (C) Unused Working Capital Commitment of such Lender at such time and (D) the Unused Revolving Credit Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments.

          "RESPONSIBLE OFFICER" means any officer of any Loan Party or any of its Subsidiaries.

          "RESTRICTED PAYMENT" has the meaning set forth in Section 5.02(g).

          "RESTRICTED SUBSIDIARY" means any Subsidiary of the Borrower (a) of which more than 50% (by number of votes) of each class of (i) Voting Stock, and (ii) all other


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
                                       28


     securities convertible into, exchangeable for or representing the right to purchase, Voting Stock is beneficially owned, directly or indirectly, by the Borrower, (b) which is organized under the laws of the United States or any State thereof, (c) which maintains substantially all of its assets and conducts substantially all of its business within the United States, and
     (d) which is properly designated as such by the Borrower in the most recent notice (or, prior to any such notice, on Schedule 4.01(b) hereto, including, without limitation, Alliance Coal, LLC, a Delaware limited liability company), with respect to such Subsidiary given by the Borrower pursuant to and in accordance with the provisions of Section 5.02(r).

          "REVOLVING CREDIT ADVANCE" has the meaning specified in Section
     2.01(c).

          "REVOLVING CREDIT BORROWING" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by the Revolving Credit Lenders.

          "REVOLVING CREDIT COMMITMENT" means, with respect to any Revolving Credit Lender, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Revolving Credit Commitment", or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Paying Agent pursuant to
     Section 8.07(d) as such Lender's "Revolving Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.04.

          "REVOLVING CREDIT FACILITY" means, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time.

          "REVOLVING CREDIT LENDER" means any Lender that has a Revolving Credit Commitment.

          "REVOLVING CREDIT NOTE" means a promissory note of the Borrower payable to the order of any Revolving Credit Lender, in substantially the form of Exhibit A-3 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances and Swing Line Advances made by such Lender, as amended.

          "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

          "SBHC" means Salomon Brothers Holding Company Inc.


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
                                       29


          "SECURED ADVANCES" means Term Advances that are secured by Qualifying Securities. For purposes of this definition, the amount of Term Advances constituting Secured Advances on any day shall be equal to the aggregate mark-to-market value of the Qualifying Securities held by the Paying Agent as Collateral on such day which value shall be marked-to-market by the Paying Agent from time to time but no less frequently than monthly.

          "SECURED OBLIGATIONS" has the meaning specified in Section 2 of the Pledge Agreement.

          "SECURED PARTIES" means the Term Lenders.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

          "SECURITY" has the meaning set forth in Section 2(a)(1) of the Securities Act.

          "SENIOR NOTE PERCENTAGE" means, at any time, an amount, expressed as a percentage, equal to (a) the principal amount outstanding at such time under the Senior Notes divided by (b) the sum of the principal amount outstanding at such time under the Senior Notes plus the outstanding at such time principal amount of the Term Advances.

          "SENIOR NOTES" has the meaning specified in Preliminary Statement (2).

          "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in
     Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "SOLVENCY CERTIFICATE" has the meaning set forth in Section
     3.01(a)(xi).

          "SOLVENT" and "SOLVENCY" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and
     (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property


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
                                       30


     would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "SPECIAL GENERAL PARTNER" means Alliance Resource GP, LLC, a Delaware limited liability company, and its successors and permitted assigns as a special general partner of AROP.

          "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, joint venture, association, trust or other entity of which (or in which) more than 50% of (a) the issued and outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time Capital Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),
     (b) the interests in the capital or profits of such partnership, limited liability company, joint venture or association with ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such partnership, limited liability company, joint venture or association, or (c) the beneficial interests in such trust or other entity with ordinary voting power to elect a majority of the board of trustees (or Persons performing similar functions) of such trust or other entity, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its Subsidiaries, or by one or more of such Person's other Subsidiaries.

          "SUBSIDIARY GUARANTORS" means the Subsidiaries of the Borrower listed on Schedule II hereto and each other Restricted Subsidiary of the Borrower that shall be required to execute and deliver a guaranty pursuant to
     Section 5.01(j).

          "SUBSIDIARY GUARANTY" has the meaning specified in Section
     3.01(a)(iii).

          "SURVIVING DEBT" means Debt of each Loan Party and its Subsidiaries outstanding immediately before and after giving effect to the Transaction.

          "SWAPS" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency or commodity swaps and hedging obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to


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
                                       31


     such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

          "SWING LINE ADVANCE" means an advance made by (a) the Swing Line Bank pursuant to Section 2.01(d) or (b) any Revolving Credit Lender pursuant to
     Section 2.02(b).

          "SWING LINE BANK" means Chase.

          "SWING LINE BORROWING" means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank pursuant to Section 2.01(d) or the Revolving Credit Lenders pursuant to Section 2.02(b).

          "SWING LINE COMMITMENT" means, with respect to the Swing Line Bank, the amount of the Swing Line Facility set forth in Section 2.01(d), as such amount may be reduced at or prior to such time pursuant to Section 2.04.

          "SWING LINE FACILITY" has the meaning specified in Section 2.01(d).

          "TAXES" has the meaning specified in Section 2.11(a).

          "TERM ADVANCE" has the meaning specified in Section 2.01(a).

          "TERM BORROWING" means a borrowing consisting of simultaneous Term Advances of the same Type made by the Term Lenders.

          "TERM COMMITMENT" means, with respect to any Term Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Paying Agent pursuant to Section 8.07(d) as such Lender's "Term Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.04.

          "TERM FACILITY" means, at any time, the aggregate amount of the Term Lenders' Term Commitments at such time.

          "TERM LENDER" means any Lender that has a Term Commitment.

          "TERM LOAN PERCENTAGE" means, at any time, a percentage equal to 100% less the Senior Note Percentage at such time.


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
                                       32


          "TERM NOTE" means a promissory note of the Borrower payable to the order of any Term Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term Advance made by such Lender, as amended.

          "TERMINATION DATE" means the earlier of August 16, 2004 and the date of termination in whole of the Working Capital Commitments, the Revolving Credit Commitments, the Swing Line Commitment and the Term Commitments pursuant to Section 2.04 or 6.01.

          "TRANSACTION" has the meaning specified in Preliminary Statement (2).

          "TRANSACTION DOCUMENTS" means, collectively, the Loan Documents and the Related Documents.

          "TRANSFER" means, with respect to any Person, any transaction in which such Person sells, conveys, abandons, transfers, leases (as lessor), or otherwise disposes of any of its assets; provided, however, that "Transfer" shall not include (a) the granting of any Liens permitted to be granted pursuant to this Agreement, (b) any transfer of assets permitted pursuant to Section 5.02(d), (c) the making of any Restricted Payment permitted pursuant to Section 5.02(g) or (d) the making of any Investments permitted pursuant to Section 5.02(f).

          "TYPE" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

          "UNITED STATES GOVERNMENTAL SECURITY" means any direct obligation of, or obligation guaranteed by, the United States of America, or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, so long as such obligation or guarantee shall have the benefit of the full faith and credit of the United Sates of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.

          "UNRESTRICTED SUBSIDIARY" means a Subsidiary which is not a Restricted Subsidiary.

          "UNUSED REVOLVING CREDIT COMMITMENT" means, with respect to any Revolving Credit Lender at any time (a) such Lender's Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances and Swing Line Advances made by such Lender (in its capacity as a Lender and not as the


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
                                       33


     Swing Line Bank) and outstanding at such time plus (ii) such Lender's Pro Rata Share of the aggregate principal amount of all Swing Line Advances made by the Swing Line Bank pursuant to Section 2.01(d) and outstanding at such time.

          "UNUSED TERM COMMITMENT" means with respect to any Term Lender at any time, such Lender's unused Term Commitment at such time.

          "UNUSED WORKING CAPITAL COMMITMENT" means, with respect to any Working Capital Lender at any time (a) such Lender's Working Capital Commitment at such time minus (b) the aggregate principal amount of all Working Capital Advances made by such Lender (in its capacity as a Lender) and outstanding at such time.

          "VOTING STOCK" means, (i) Securities of any class of classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the directors (or Persons performing similar functions) or (ii) in the case of a partnership, limited liability company or joint venture, interests in the profits or capital thereof entitling the holders of such interests to approve major business actions.

          "WHOLLY OWNED" means, at any time, with respect to any Subsidiary of any Person, a Subsidiary of which at least ninety-eight percent (98%) of all of the equity interests (except directors' qualifying shares) and Voting Stock are owned by any one or more of such Person and such Person's other Wholly Owned Subsidiaries at such time.

          "WITHDRAWAL LIABILITY" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

          "WORKING CAPITAL ADVANCE" has the meaning specified in Section
     2.01(b).

          "WORKING CAPITAL BORROWING" means a borrowing consisting of simultaneous Working Capital Advances of the same Type made by the Working Capital Lenders.

          "WORKING CAPITAL COMMITMENT" means, with respect to any Working Capital Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Working Capital Commitment", or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Paying Agent pursuant to Section 8.07(d) as such Lender's "Working Capital Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.04.

          "WORKING CAPITAL FACILITY" means, at any time, the aggregate amount of the Working Capital Lenders' Working Capital Commitments at such time.


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
                                       34


          "WORKING CAPITAL LENDER" means any Lender that has a Working Capital Commitment.

          "WORKING CAPITAL NOTE" means a promissory note of the Borrower payable to the order of any Working Capital Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Working Capital Advances made by such Lender, as amended.

          SECTION 1.02. Computation of Time Periods; Other Definitional Provisions . In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word "FROM" means "from and including" and the words "TO" and "UNTIL" each mean "to but excluding". References in the Loan Documents to any agreement or contract "AS AMENDED" shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

          SECTION 1.03. Accounting Terms . All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in effect from time to time ("GAAP").

                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE ADVANCES

          SECTION 2.01. The Advances . (a) The Term Advances. Each Term Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "TERM ADVANCE") to the Borrower on the Effective Date in an amount not to exceed such Lender's Term Commitment at such time. The Term Borrowing shall consist of Term Advances made simultaneously by the Term Lenders ratably according to their Term Commitments. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.

          (b) The Working Capital Advances. Each Working Capital Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "WORKING CAPITAL ADVANCE") to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an amount for each such Advance not to exceed such Lender's Unused Working Capital Commitment at such time. Each Working Capital Borrowing shall be in an aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof in the case of Base Rate Advances, and in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof in the case of Eurodollar Rate Advances and shall consist of Working Capital Advances made simultaneously by the Working Capital Lenders


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
                                       35


ratably according to their Working Capital Commitments. Within the limits of each Working Capital Lender's Unused Working Capital Commitment in effect from time to time, the Borrower may borrow under this Section 2.01(b), prepay pursuant to Section 2.05(a) and reborrow under this Section 2.01(b).

          (c) The Revolving Credit Advances. Each Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "REVOLVING CREDIT ADVANCE") to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an amount for each such Advance not to exceed such Lender's Unused Revolving Credit Commitment at such time. Each Revolving Credit Borrowing shall be in an aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof in the case of Base Rate Advances and in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof in the case of Eurodollar Rate Advances (other than, in each case, a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Swing Line Advances) and shall consist of Revolving Credit Advances made simultaneously by the Revolving Credit Lenders ratably according to their Revolving Credit Commitments. Within the limits of each Revolving Credit Lender's Unused Revolving Credit Commitment in effect from time to time, the Borrower may borrow under this Section 2.01(c), prepay pursuant to Section 2.05(a) and reborrow under this Section 2.01(c).

          (d) The Swing Line Advances. The Borrower may request the Swing Line Bank to make, and the Swing Line Bank agrees to make, on the terms and conditions hereinafter set forth, Swing Line Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date (i) in an aggregate outstanding amount not to exceed at any time $10,000,000 (the "SWING LINE FACILITY") and (ii) in an amount for each such Swing Line Borrowing not to exceed the aggregate of the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be in an amount of $500,000 or an integral multiple of $100,000 in excess thereof and shall be made as a Base Rate Advance. Within the limits of the Swing Line Facility and within the limits referred to in clause (ii) above the Borrower may borrow under this
Section 2.01(d), repay pursuant to Section 2.03(d) or prepay pursuant to Section 2.05(a) and reborrow under this Section 2.01(d).

          SECTION 2.02. Making the Advances. (a) Except as otherwise provided in Section 2.02(b), each Borrowing shall be made on notice, given not later than 12:00 noon (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Paying Agent, which shall give to each Appropriate Lender prompt notice thereof by telecopier. Each such notice of a Borrowing (a "NOTICE OF BORROWING")


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
                                       36


shall be by telephone, confirmed immediately in writing, or by telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Facility under which such Borrowing is to be made,
(iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Appropriate Lender shall, before 12:00 noon (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Paying Agent at the Paying Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders. After the Paying Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Paying Agent will make such funds available to the Borrower by crediting the Borrower's Account; provided, however, that, in the case of any Revolving Credit Borrowing, the Paying Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Line Advances made by the Swing Line Bank and by any other Revolving Credit Lender and outstanding on the date of such Revolving Credit Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Swing Line Bank and such other Revolving Credit Lenders for repayment of such Swing Line Advances.

          (b) Each Swing Line Borrowing shall be made on notice, given not later than 12:00 noon (New York City time) on the date of the proposed Swing Line Borrowing, by the Borrower to the Swing Line Bank and the Paying Agent. Each such notice of a Swing Line Borrowing (a "NOTICE OF SWING LINE BORROWING") shall be by telephone, confirmed immediately in writing, or by telecopier, specifying therein the requested (i) date of such Borrowing, (ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the thirtieth day after the requested date of such Borrowing). The Swing Line Bank will make the amount thereof available to the Paying Agent at the Paying Agent's Account, in same day funds. After the Paying Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Paying Agent will make such funds available to the Borrower by crediting the Borrower's Account. Upon written demand by the Swing Line Bank, with a copy of such demand to the Paying Agent, each other Revolving Credit Lender shall purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each such other Revolving Credit Lender, such other Lender's Pro Rata Share of such outstanding Swing Line Advance as of the date of such demand, by making available for the account of its Applicable Lending Office to the Paying Agent for the account of the Swing Line Bank, by deposit to the Paying Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Advance to be purchased by such Lender. The Borrower hereby agrees to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding Swing Line Advance on (i) the Business Day on which demand therefor is made by the Swing Line Bank, provided that notice of such demand is given not later than 12:00 noon (New York City time) on such Business Day or (ii) the first


Alliance Credit Agreement

Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Swing Line Bank to any other Revolving Credit Lender of a portion of a Swing Line Advance, the Swing Line Bank represents and warrants to such other Lender that the Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Loan Documents or any Loan Party. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Swing Line Advance available to the Paying Agent, such Revolving Credit Lender agrees to pay to the Paying Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swing Line Bank until the date such amount is paid to the Paying Agent, at the Federal Funds Rate. If such Lender shall pay to the Paying Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day.

          (c) Anything in subsection (a) above to the contrary notwithstanding,
(i) the Borrower may not select Eurodollar Rate Advances for the initial Borrowing hereunder or for any Borrowing if the aggregate amount of such Borrowing is less than $5,000,000 or if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to
Section 2.06(d)(ii), 2.08(b)(iii) or 2.09(c) or (d) and (i) the Revolving Credit Advances and the Revolving Credit Advances may not be outstanding as part of more than eight separate Borrowings in aggregate.

          (d) Each Notice of Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower.

          (e) Unless the Paying Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Paying Agent such Lender's ratable portion of such Borrowing, the Paying Agent may assume that such Lender has made such portion available to the Paying Agent on the date of such Borrowing in accordance with subsection (a) of this
Section 2.02 and the Paying Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Paying Agent, such Lender and the Borrower severally agree to repay or pay to the Paying Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Paying Agent at
(i) in the case of the Borrower, the interest rate applicable at such time under
Section 2.06 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Paying Agent such corresponding amount,


Alliance Credit Agreement
such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

          (f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

          SECTION 2.03. Repayment of Advances. (a) Term Advances. The Borrower shall repay to the Paying Agent for the ratable account of the Term Lenders the aggregate outstanding principal amount of the Term Advances on the following dates in amounts equal to the percentage indicated of the principal amount of Term Advances outstanding on October 31, 2001 (as such amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05):

   Date                               Percentage
   ----                               ----------
   October 31, 2001                   7.50%
   January 31, 2002                   7.50%
   April 30, 2002                     7.50%
   July 31, 2002                      7.50%

   October 31, 2002                   7.50%
   January 31, 2003                   7.50%
   April 30, 2003                     7.50%
   July 31, 2003                      7.50%

   October 31, 2003                   10.00%
   January 31, 2004                   10.00%
   April 30, 2004                     10.00%
   August 16, 2004                    10.00%

provided, however, that the final principal installment shall be repaid on the Termination Date and in any event shall be in an amount equal to the aggregate principal amount of the Term Advances outstanding on such date.

          (b) Working Capital Advances. The Borrower shall repay to the Paying Agent for the ratable account of the Working Capital Lenders on the Termination Date the aggregate principal amount of the Working Capital Advances then outstanding.


Alliance Credit Agreement

          (c) Revolving Credit Advances. The Borrower shall repay to the Paying Agent for the ratable account of the Revolving Credit Lenders on the Termination Date the aggregate principal amount of the Revolving Credit Advances then outstanding.

          (d) Swing Line Advances. The Borrower shall repay to the Paying Agent for the account of the Swing Line Bank and each other Revolving Credit Lender that has made a Swing Line Advance the outstanding principal amount of each Swing Line Advance made by each of them on the earlier of the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than the thirtieth day after the requested date of such Borrowing) and the Termination Date.

          SECTION 2.04. Termination or Reduction of the Commitments . (a) Optional. The Borrower may, upon at least three Business Days' notice to the Paying Agent, terminate in whole or reduce in part the Unused Term Commitments, the Unused Working Capital Commitments and the Unused Revolving Credit Commitments; provided, however, that each partial reduction of a Facility (i) shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility.

          (b) Mandatory. (i) On the date of the Term Borrowing, after giving effect to such Term Borrowing, and from time to time thereafter upon each repayment or prepayment of the Term Advances, the aggregate Term Commitments of the Term Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Term Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Term Advances then outstanding.

          (ii) If, on the fourth anniversary of the Effective Date, the aggregate Revolving Credit Commitments of the Revolving Credit Lenders exceed $15,000,000, then, on such day, the aggregate Revolving Credit Commitments of the Revolving Credit Lenders shall be automatically and permanently reduced, on a pro rata basis, in an amount such that, after giving effect to such reduction, the aggregate Revolving Credit Commitments equal $15,000,000.

          (iii) The Swing Line Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Swing Line Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

          SECTION 2.05. Prepayments. (a) Optional. The Borrower may, upon at least one Business Day's notice in the case of Base Rate Advances and three Business Days' notice in the case of Eurodollar Rate Advances, in each case to the Paying Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall,


Alliance Credit Agreement
prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof in the case of Base Rate Advances and $5,000,000 or an integral multiple of $1,000,000 in excess thereof in the case of Eurodollar Rate Advances and if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance, the Borrower shall also pay any amounts owing pursuant to Section 8.04(c). Each such prepayment of any Term Advances shall be applied to the installments thereof on a pro rata basis.

          (b) Mandatory. (i) The Borrower shall, on the date (the "PREPAYMENT DATE") that is the earlier of (A) the first anniversary of the date of receipt of the Net Cash Proceeds by the Borrower or any of its Subsidiaries from the sale, lease, transfer or other disposition of any assets of the Borrower or any of its Subsidiaries (other than any sale, lease, transfer or other disposition of assets pursuant to clause (i), (ii ), (iii) or (iv) of Section 5.02(e)) and
(B) the date on which the Borrower is required to apply any portion of such Net Cash Proceeds to prepay the Senior Notes pursuant to the Note Purchase Agreement, but only to the extent such Net Cash Proceeds shall not have been reinvested prior to such date in substantially similar assets constituting Investments permitted under Section 5.02(f), prepay an aggregate principal amount of the Term Advances comprising part of the same Borrowings in an amount equal to the sum of (x) the Term Loan Percentage on the Prepayment Date of such Net Cash Proceeds and (y) the amount of such Net Cash Proceeds that shall not be required to prepay the Senior Notes on such Prepayment Date. Each such prepayment of the Term Advances made on or after October 31, 2001 shall be applied to the installments due thereon pursuant to Section 2.03(a) on a pro rata basis.

          (ii) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowings and the Swing Line Advances in an amount equal to the amount by which
(A) the sum of the aggregate principal amount of (x) the Revolving Credit Advances and (y) the Swing Line Advances then outstanding exceeds (B) the Revolving Credit Facility on such Business Day.

          (iii) Prepayments of the Revolving Credit Facility made pursuant to clause (ii) shall be first applied to prepay Swing Line Advances then outstanding until such Advances are paid in full and second applied to prepay Revolving Credit Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full.

          (iv) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Working Capital Advances comprising part of the same Borrowings in an amount


Alliance Credit Agreement
equal to the amount by which (A) the aggregate principal amount of the Working Capital Advances then outstanding exceeds (B) the Working Capital Facility on such Business Day.

          (v) The Borrower shall, on the last day of each of the first three fiscal quarters and the last day of each fiscal year of the Borrower, prepay the principal amount of each Swing Line Borrowing in excess of $2,500,000 outstanding on such day.

          (vi) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

          SECTION 2.06. Interest . (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

          (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, which ratio shall be determined in accordance with the definition of that term, payable in arrears quarterly on the last day of each fiscal quarter during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

          (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect prior to the first day of such Interest Period, which ratio shall be determined in accordance with the definition of that term, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

          (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest


Alliance Credit Agreement
has accrued pursuant to clause (a)(i) or (a)(ii) above and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above.

          (c) Notice of Interest Period and Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to Section 2.08 or a notice of selection of an Interest Period pursuant to the terms of the definition of "Interest Period", the Paying Agent shall give notice to the Borrower and each Appropriate Lender of the applicable Interest Period and the applicable interest rate determined by the Paying Agent for purposes of clause (a)(i) or (a)(ii) above, and the applicable rate, if any, furnished by each Reference Bank at the Borrower s request for the purpose of determining the applicable interest rate under clause (a)(ii) above.

          (d) Interest Rate Determination. (i) In the event that the Borrower requests, in accordance with the definition of "Eurodollar Rate", that the Eurodollar Rate be based on interest rate quotes received from the Reference Banks, each Reference Bank agrees to furnish to the Paying Agent timely information for the purpose of determining each Eurodollar Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Paying Agent for the purpose of determining any such interest rate, the Paying Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.

          (ii) If fewer than two Reference Banks are able to furnish timely information to the Paying Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances and the Eurodollar Rate cannot otherwise be determined in accordance with clause (b) of the definition of "Eurodollar Rate", the Paying Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined pursuant to said clause (b) for such Eurodollar Rate Advances, and, unless the Eurodollar Rate cannot be determined by reference to clause (a) of the definition of Eurodollar Rate, then

          (A) each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

          (B) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Paying Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

          SECTION 2.07. Fees. (a) Commitment Fee. The Borrower shall pay to the Paying Agent for the account of the Lenders a commitment fee, from the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date (or in the case of the Term Commitments, until the Term Borrowing is made), payable in arrears


Alliance Credit Agreement
on the date of the initial Borrowing hereunder, thereafter, in the case of the Revolving Credit Commitments and Working Capital Commitments, quarterly on the last day of each fiscal quarter, commencing with the fiscal quarter ending at September 30, 1999, and on the Termination Date, at a percentage per annum equal to the Applicable Percentage at such time on the average daily unused portion of each Appropriate Lender's Term Commitment for the period until the Term Borrowing is made and on the sum of the average daily Unused Revolving Credit Commitment of such Lender plus its Pro Rata Share of the average daily outstanding Swing Line Advances during such quarter plus the average daily Unused Working Capital Commitment of such Lender; provided, however, that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

          (b) Agents' Fees. The Borrower shall pay to each Agent for its own account such fees as may from time to time be agreed between the Borrower and such Agent.

          SECTION 2.08. Conversion of Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Paying Agent not later than 12:00 noon (New York City time) on the third Business Day prior to the date of the proposed Conversion or continuation, in the case of the Conversion or continuation of any Advances into or as Eurodollar Rate Advances, and on the same Business Day, in the case of the Conversion of any Advances into Base Rate Advances, and subject, in each case, to the provisions of Sections 2.06 and 2.09, Convert (or in the case of Eurodollar Rate Advances, continue) all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances or continuation of Eurodollar Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in
Section 2.02(c), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(c) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion or continuation shall, within the restrictions specified above, specify (i) the date of such Conversion or continuation, (ii) the Advances to be Converted or continued and (iii) if such Conversion or continuation is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

          (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall automatically Convert into Base Rate Advances.


Alliance Credit Agreement

          (ii) If the Borrower shall provide a notice of Conversion or continuation and fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Paying Agent will forthwith so notify the Borrower and the Appropriate Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into or continue as a Eurodollar Rate Advance with an interest period of one month. In addition, if the Borrower shall fail to provide a timely notice of Conversion or continuation for any Eurodollar Rate Advance, such Eurodollar Rate Advance will automatically Convert into a Base Rate Advance.

          (iii) Upon the occurrence and during the continuance of any Event of Default, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and
(y) the obligation of the Lenders to make, or to Convert Advances into or to continue Eurodollar Rate Advances as, Eurodollar Rate Advances shall be suspended during such continuance.

          SECTION 2.09. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation after the date hereof or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances (excluding, for purposes of this Section 2.09, any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.11 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Paying Agent), pay to the Paying Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

          (b) If any Lender Party determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority enacted, promulgated, issued or made after the date hereof (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender Party or any corporation controlling such Lender Party and that the amount of such capital is increased by or based upon the existence of such Lender Party's commitment to lend hereunder and other commitments of such type, then, upon demand by such Lender Party or such corporation (with a copy of such demand to the Paying Agent), the Borrower shall pay to the Paying Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional


Alliance Credit Agreement
amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

          (c) If, with respect to any Eurodollar Rate Advances under any Facility, Lenders owed at least 50% of the then aggregate unpaid principal thereof notify the Paying Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Paying Agent shall forthwith so notify the Borrower and the Appropriate Lenders, whereupon (i) each such Eurodollar Rate Advance under such Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Paying Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

          (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation after the date hereof shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Paying Agent, (i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Paying Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist.

          (e) All amounts paid hereunder shall be without duplication of any amounts included within the definition of the term "Eurodollar Rate".

          SECTION 2.10. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.14), not later than 12:00 noon (New York City time) on the day when due in U.S. dollars to the Paying Agent at the Paying Agent's Account in same day funds, with payments being received by the Paying Agent after such time being deemed to have been received on the next succeeding Business Day. The Paying Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other obligation then payable hereunder and under the


Alliance Credit Agreement

Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective obligations then payable to such Lender Parties and
(ii) if such payment by the Borrower is in respect of any obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 8.07(d) or upon the purchase by any Revolving Credit Lender of any Swing Line Advance pursuant to Section 2.02(b), from and after the effective date of such Assignment and Acceptance or purchase, as the case may be, the Paying Agent shall make all payments hereunder and under the Notes in respect of the interest assigned or purchased thereby to the Lender Party assignee or purchaser thereunder, and, in the case of an Assignment and Acceptance, the parties to any such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

          (b) The Borrower hereby authorizes each Lender Party and each of its Affiliates, if and to the extent payment owed to such Lender Party is not made when due hereunder (after giving effect to any period of grace) or, in the case of a Lender, under the Note held by such Lender, to charge from time to time, to the fullest extent permitted by law, against any or all of the Borrower's accounts with such Lender Party or such Affiliate any amount so due.

          (c) All computations of interest based on the Base Rate shall be made by the Paying Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of fees shall be made by the Paying Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Paying Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

          (e) Unless the Paying Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Paying Agent may assume that the Borrower has made such payment in full to the Paying Agent on such date and the Paying Agent may, in reliance


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                                       47


upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Paying Agent, each such Lender Party shall repay to the Paying Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Paying Agent, at the Federal Funds Rate.

          (f) If the Paying Agent receives funds for application to the obligations of the Loan Parties under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Paying Agent shall distribute such funds to each Lender Party ratably in accordance with such Lender Party's proportionate share of the principal amount of all outstanding Advances then due and payable in repayment or prepayment of such of the outstanding Advances or other obligations owed to such Lender Party and shall return any unused funds to the Borrower.

          SECTION 2.11. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and each Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender Party or such Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Lender Party, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender Party or any Agent,
(i) the sum payable by the Borrower shall be increased as may be necessary so that after the Borrower and the Paying Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.11) such Lender Party or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make all such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of,


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                                       48


performance under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "OTHER TAXES").

          (c) The Borrower shall indemnify each Lender Party and each Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.11, imposed on or paid by such Lender Party or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or such Agent (as the case may be) makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Paying Agent, at its address referred to in
Section 8.02, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Paying Agent, at such address, an opinion of counsel acceptable to the Paying Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this Section 2.11, the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

          (e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as requested in writing by the Borrower (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Paying Agent and the Borrower with two original Internal Revenue Service forms 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this Section 2.11 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be


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                                       49


imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection
(e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the applicable Lender Party reasonably considers to be confidential, such Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

          (f) For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form described in subsection (e) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.11 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

          SECTION 2.12. Sharing of Payments, Etc. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 8.07) (a) on account of obligations due and payable to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) on account of obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such obligations owing to such Lender Party at such time to (ii) the aggregate amount of the obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase


Alliance Credit Agreement
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                                       50


price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered; provided further that, so long as the obligations under the Loan Documents shall not have been accelerated, any excess payment received by any Appropriate Lender shall be shared on a pro rata basis only with other Appropriate Lenders. The Borrower agrees that any Lender Party so purchasing an interest or participating interest from another Lender Party pursuant to this
Section 2.12 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such interest or participating interest, as the case may be.

          SECTION 2.13. Use of Proceeds. The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely (a) in the case of the Term Advances (i) in part (to the extent of approximately $15,500,000) to purchase Qualifying Securities to be liquidated for the sole purpose of funding capital expenditures of the Borrower and its Subsidiaries substantially as set forth in the Business Plan delivered to the Paying Agent from time to time pursuant to Section 5.03(d), and (ii) in part (to the extent of approximately $34,500,000) to fund a distribution by the Company to Alliance Resource Holdings, Inc. or such other Affiliate as the Company may elect on the Effective Date, (b) in the case of the Working Capital Advances, to provide working capital for the Borrower and its Subsidiaries and to fund cash distributions to the holders of the MLP Units, and (c) in the case of the Revolving Credit Advances, for general corporate purposes, including, without limitation, to finance acquisitions and capital expenditures of the Borrower and its Subsidiaries substantially as set forth in the Business Plan delivered to the Paying Agent from time to time pursuant to Section 5.03(d).

          SECTION 2.14. Defaulting Lenders. (a) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower except for a Defaulted Advance that is being contested in good faith by such Defaulting Lender, and
(iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, the Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date of such setoff under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted


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
                                       51


Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Borrower shall notify the Paying Agent at any time the Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Paying Agent as specified in subsection (b) or (c) of this Section 2.14.

          (b) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to any Agent or any of the other Lender Parties and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Paying Agent for the account of such Defaulting Lender, then the Paying Agent may, on its behalf or on behalf of such other Agents or such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Paying Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Paying Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Paying Agent shall be retained by the Paying Agent or distributed by the Paying Agent to such other Agents or such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Paying Agent, such other Agents and such other Lender Parties and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Paying Agent, such other Agents and such other Lender Parties, in the following order of priority:

          (i) first, to the Agents for any Defaulted Amounts then owing to them, in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to the Agents;

          (ii) second, to the Swing Line Bank for any Defaulted Amounts then owing to it, in its capacity as such; and


Alliance Credit Agreement
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                                       52


          (iii) third, to any other Lender Parties for any Defaulted Amounts then owing to such other Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such other Lender Parties.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Paying Agent pursuant to this subsection (b), shall be applied by the Paying Agent as specified in subsection (c) of this Section 2.14.

          (c) In the event that, at any one time (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, any Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such Agent or such other Lender Party shall pay such amount to the Paying Agent to be held by the Paying Agent, to the fullest extent permitted by applicable law, in escrow or the Paying Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Paying Agent in escrow under this subsection (c) shall be deposited by the Paying Agent in an interest bearing account at a bank (the "ESCROW Bank") selected by the Paying Agent at the time, in the name and under the control of the Paying Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be the Escrow Bank's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Paying Agent in escrow under, and applied by the Paying Agent from time to time in accordance with the provisions of, this subsection
(c). The Paying Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Paying Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

          (i) first, to the Agents for any amounts then due and payable by such Defaulting Lender to them hereunder, in their capacities as such, ratably in accordance with such respective amounts then due and payable to the Agents;

          (ii) second, to the Swing Line Bank for any amounts then due and payable to it hereunder, in its capacity as such, by such Defaulting Lender;


Alliance Credit Agreement
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                                       53


          (iii) third, to any other Lender Parties for any amount then due and payable by such Defaulting Lender to such other Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such other Lender Parties; and

          (iv) fourth, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Paying Agent in escrow at such time with respect to such Lender Party shall be distributed by the Paying Agent to such Lender Party and applied by such Lender Party to the obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such obligations outstanding at such time.

          (d) The rights and remedies against a Defaulting Lender under this
Section 2.14 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that any Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

          SECTION 2.15. Evidence of Debt. (a) Each Lender Party shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender Party from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrower agrees that upon notice by any Lender Party to the Borrower (with a copy of such notice to the Paying Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender Party to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender Party, the Borrower shall promptly execute and deliver to such Lender Party, with a copy to the Paying Agent, a Working Capital Note, a Term Note and a Revolving Credit Note, as applicable, in substantially the form of Exhibits A-1, A-2 and A-3 hereto, respectively, payable to the order of such Lender Party in a principal amount equal to the Working Capital Commitment, the Term Commitment and the Revolving Credit Commitment, respectively, of such Lender Party. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder.

          (b) The Register maintained by the Paying Agent pursuant to Section 8.07(d) shall include a control account, and a subsidiary account for each Lender Party, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it,
(iii) the amount of any principal or interest due and payable or to become due and


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                                       54


payable from the Borrower to each Lender Party hereunder, and (iv) the amount of any sum received by the Paying Agent from the Borrower hereunder and each Lender Party's share thereof.

          (c) Entries made in good faith by the Paying Agent in the Register pursuant to subsection (b) above, and by each Lender Party in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender Party and, in the case of such account or accounts, such Lender Party, under this Agreement, absent manifest error; provided, however, that the failure of the Paying Agent or such Lender Party to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

          SECTION 2.16. Replacement of Certain Lenders. If any Lender (a "SUBJECT LENDER") (a) is a Defaulting Lender that owes a Defaulted Advance to the Borrower, (b) makes demand upon the Borrower for (or if the Borrower is otherwise required to pay) amounts pursuant to Section 2.09(a) or (b) or Section
2.11 or (c) gives notice pursuant to Section 2.09(d) requiring a Conversion of such Subject Lender's Eurodollar Rate Advances to Base Rate Advances or suspending such Lender's obligation to make Advances as, or to Convert or continue Advances into or as, Eurodollar Rate Advances, the Borrower may, within 90 days after receipt by the Borrower of such demand or notice (or the occurrence of such other event causing the Borrower to be required to pay such compensation), as the case may be, give notice (a "REPLACEMENT NOTICE") in writing to the Paying Agent and such Subject Lender of its intention to replace such Subject Lender with an Eligible Assignee designated in such Replacement Notice (a "REPLACEMENT LENDER"). Such Subject Lender shall, subject to the payment to such Subject Lender of any amounts due pursuant to Sections 2.09(a) and (b) and Section 2.11 and all other amounts then owing to it under the Loan Documents assign, in accordance with Section 8.07, all of its Commitments, Advances, Notes and other rights and obligations under this Agreement and all other Loan Documents to such proposed Eligible Assignee. Promptly upon the effective date of an assignment described above, the Borrower shall issue a replacement Note or Notes, as the case may be, to such Replacement Lender and such Replacement Lender shall become a "Lender" for all purposes under this Agreement and the other Loan Documents.


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
                                       55


                                   ARTICLE III

                             CONDITIONS OF LENDING

          SECTION 3.01. Conditions Precedent to Initial Extension of Credit . The obligation of each Lender to make an Advance on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the Initial Extension of
Credit:

          (a) The Paying Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Paying Agent (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender Party:

               (i) The Notes payable to the order of the Lenders that have requested Notes prior to the Effective Date.

               (ii) A pledge agreement in substantially the form of Exhibit D hereto (as amended, the "PLEDGE AGREEMENT"), duly executed by the Company and AROP, together with:

                    (A) evidence that the Qualified Securities have been
               credited to the Securities Account (as defined in the Pledge Agreement),

                    (B) duly executed copies of proper financing statements, to be filed immediately after the Initial Extension of Credit under the Uniform Commercial Code of all jurisdictions that the Paying Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Pledge Agreement,

                    (C) completed requests for information, dated on or before the date of the Initial Extension of Credit, listing all effective financing statements on file in the office of the county clerk of Oklahoma County, Oklahoma that name the Borrower as debtor, together with copies of such other financing statements, and

                    (D) evidence that all action that the Paying Agent may
               reasonably deem necessary or desirable in order to perfect and protect the first priority Liens created under the Pledge Agreement has been taken.


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                                       56


               (iii) A guaranty in substantially the form of Exhibit E hereto (together with each other guaranty and guaranty supplement delivered pursuant to Section 5.01(j), in each case as amended, the "SUBSIDIARY GUARANTY"), duly executed by each Subsidiary Guarantor.

               (iv) Certified copies of the resolutions of or on behalf of each Loan Party approving the Transaction and each Transaction Document to which it is or is to be a party and/or authorizing the general partner or managing member, as applicable, to act on behalf of such limited partnership or limited liability company, as the case may be, and of all documents evidencing other necessary action (including, without limitation, all necessary general partner, managing member or other similar action) and governmental and other third party approvals and consents, if any, with respect to the Transaction and each Transaction Document to which it is or is to be a party.

               (v) A copy of a certificate of the Secretary of State of the jurisdiction of organization or formation of each Loan Party and (if applicable) each general partner or managing member of each Loan Party dated reasonably near the date of the Initial Extension of Credit, certifying (A) as to a true and correct copy of the charter or similar Constitutive Documents of such Person and each amendment thereto on file in such Secretary's office and (B) that (1) such amendments are the only amendments to such Person's charter or Constitutive Documents on file in such Secretary's office, (2) such Person has paid all franchise taxes to the date of such certificate and (C) such Person is duly formed and in good standing or presently subsisting under the laws of the State of the jurisdiction of its organization.

               (vi) A copy of a certificate of the Secretary of State of each jurisdiction in which any Loan Party or any general partner or managing member, as applicable, of each Loan Party is required to be qualified to do business, dated reasonably near the date of the Initial Extension of Credit, stating that such Person is duly qualified and in good standing as a foreign corporation, limited partnership or limited liability company, as applicable, in such State and has filed all annual reports required to be filed to the date of such certificate.

               (vii) A certificate of each Loan Party or on its behalf by its managing general partner or managing member, as applicable, of each Loan Party, signed on behalf of such Person by its President or a Vice President and its Secretary or any Assistant Secretary (or persons performing similar functions), dated the date of the Initial Extension of Credit (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to


Alliance Credit Agreement

          (A) the absence of any amendments to the Constitutive Documents of such Person since the date of the Secretary of State's certificate referred to in Section 3.01(a)(v), (B) a true and correct copy of the bylaws (or similar Constitutive Documents) as in effect on the date on which the resolutions referred to in Section 3.01(a)(iv) were adopted and on the date of the Initial Extension of Credit, (C) the due organization or formation and good standing or valid existence of such Person as a corporation, a limited liability company or a limited partnership, as the case may be, organized or formed under the laws of the jurisdiction of its organization or formation, and the absence of any proceeding for the dissolution or liquidation of such Person, (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the date of the Initial Extension of Credit and (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

               (viii) A certificate of the Secretary or an Assistant Secretary of each Loan Party or on its behalf by its managing general partner or managing member, as applicable certifying the names and true signatures of the officers or managers, as applicable, of such Person authorized to sign on its behalf each Transaction Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

               (ix) Certified copies of each of the Related Documents, duly executed by or on behalf of the parties thereto and in form and substance satisfactory to the Lender Parties, together with all agreements, instruments and other documents delivered in connection therewith as the Paying Agent shall request.

               (x) An assumption agreement in substantially the form of Exhibit H hereto (the "ASSUMPTION AGREEMENT"), duly executed by AROP.

               (xi) A certificate, substantially in the form of Exhibit F hereto (the "SOLVENCY CERTIFICATE"), attesting to the Solvency of the Loan Parties before and after giving effect to the Transaction, from the Chief Financial Officer (or person performing similar functions) of the Company.

               (xii) An environmental assessment report previously delivered to the Co-Administrative Agents prior to the Effective Date, as to any hazards, costs or liabilities under Environmental Laws to which any Loan Party or any of its Subsidiaries may be subject, the amount and nature of which and the Borrower's plans with respect to which shall be acceptable to the Lender Parties, together with evidence, in form and substance satisfactory to the Lender Parties, that all


Alliance Credit Agreement
          applicable Environmental Laws shall have been complied with. To the extent that either such report or any other information that may become available to the Lender Parties shall disclose any hazards, costs or liabilities under Environmental Laws or otherwise that the Lender Parties deem material, the Lender Parties shall be satisfied that such hazards, costs or liabilities were adequately reflected in the Borrower's financial reserves shown on the financial statements included in the Information Memorandum or that, to the extent not so reflected, the Borrower has made adequate provision for such hazards, costs or liabilities.

               (xiii) A reasonableness review from Weir International Mining Consultants with respect to the mine development plans that were delivered to the Paying Agent prior to the date hereof in form and substance satisfactory to the Lenders, including, without limitation, minimum coal reserves, verification of operating and productivity assumptions, the Gibson County Project, Capital Expenditures, reclamation and closing costs and revenue projections.

               (xiv) A five year Business Plan in form and scope satisfactory to the Lenders.

               (xv) A Notice of Borrowing relating to the Initial Extension of Credit.

               (xvi) Favorable opinions of (i) Andrews & Kurth L.L.P., special counsel for the Loan Parties, (ii) Crowell & Moring LLP, counsel for the Loan Parties, (iii) Thomas L. Pearson, Senior Vice President-Law and Administration and General Counsel of Alliance Resource Holdings, Inc., and (iv) local counsel with respect to the laws of Illinois, Indiana, Kentucky, Maryland and West Virginia, in each case, in form satisfactory to the Co-Administrative Agents.

               (xvii) A favorable opinion of Shearman & Sterling, counsel for the Agents, in form and substance satisfactory to the Agents.

               (xviii) An intercreditor agreement in substantially the form of
          Exhibit I hereto (as amended, the "INTERCREDITOR AGREEMENT"), duly executed by the Paying Agent, the noteholders under the Note Purchase Agreement, the Subsidiary Guarantors and the Company.

          (b) The Lenders shall be satisfied with the partnership or limited liability company structure and capitalization of each Loan Party, including, without limitation, the terms and conditions of the Constitutive Documents and each class of Equity Interest in such Loan Party and each other agreement or instrument relating to such partnership


Alliance Credit Agreement
     structure, legal structure, and capitalization, and the tax status of the Borrower as being treated as a partnership for tax purposes.

          (c) The Lender Parties shall be satisfied that all Existing Debt, other than Surviving Debt, has been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished and that all Surviving Debt shall be on terms and conditions satisfactory to the Lender Parties.

          (d) Before giving effect to the Transaction, there shall have occurred no Material Adverse Change since December 31, 1998.

          (e) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or, to the best knowledge of the Borrower, threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect other than the matters satisfactory to the Paying Agent and described on Schedule 4.01(f) hereto (the "DISCLOSED LITIGATION") or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the Transaction, and there shall have been no adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

          (f) All governmental and third party consents and approvals necessary in connection with the Transaction shall have been obtained or shall be in the process of being obtained so long as it is not anticipated that such consents and approvals may not be obtained (in each case without the imposition of any conditions that are not acceptable to the Lender Parties) and those obtained shall be in effect (other than those the failure to obtain which would individually or collectively be reasonably likely not to have a Material Adverse Effect); and no law or regulation shall be applicable in the judgment of the Lender Parties, in each case that restrains, prevents or imposes materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any Collateral.

          (g) The Agents shall have completed a due diligence investigation of each Loan Party and its Subsidiaries in scope, and with results, satisfactory to the Lender Parties.

          (h) The Borrower shall have paid all accrued fees of the Agents, the Joint Arrangers and the Lender Parties and all reasonable expenses of the Agents (including the reasonable fees and expenses of Shearman & Sterling, counsel to the Agents) to the extent such fees and expenses have been invoiced at least 24 hours prior to the date hereof or are specifically set forth in the Fee Letter.


Alliance Credit Agreement

          (i) The Borrower shall have received at least (i) $180,000,000 in gross proceeds from the sale of the Senior Notes and (ii) $110,000,000 in Net Cash Proceeds from the sale of the MLP Units.

          (j) The MLP Units and the Senior Notes shall have been issued in accordance with the Transaction Documents.

          (k) The Senior Notes shall have received long-term senior unsecured non-credit enhanced debt ratings of at least BBB- from both Duff & Phelps Credit Rating Co. and Fitch IBCA, Inc and such rating shall remain in effect at the time of closing.

          (l) The Borrower's and its Subsidiaries' employee benefit plans shall be, in all material respects, funded in accordance with the minimum statutory requirements, (ii) no "reportable event" (as defined in ERISA, but excluding events for which reporting has been waived) shall have occurred and be continuing as to any such employee benefit plan, and (iii) no termination of, or withdrawal from, any such employee benefit plan shall have occurred and be continuing or be contemplated.

          (m) The Company and AROP shall have completed each of the transactions described in the Contribution Agreement (the "CONTRIBUTION TRANSACTIONS") and no provision of the Contribution Agreement relating to the Contribution Transactions shall have been waived, modified or supplemented without the consent of the Co-Administrative Agents.

          SECTION 3.02. Conditions Precedent to Each Borrowing. The obligation of each Appropriate Lender to make an Advance (other than a Swing Line Advance made by a Revolving Credit Lender pursuant to Section 2.02(b)) on the occasion of each Borrowing (including the initial Borrowing) and the obligation of the Swing Line Bank to make a Swing Line Advance on the occasion of each Swing Line Borrowing, shall be subject to the further conditions precedent that on the date of such Borrowing (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing or Notice of Swing Line Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing such statements are true):

          (i) the representations and warranties contained in each Loan Document are correct in all material respects on and as of such date, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to an earlier date, in which case as of such earlier date; and


Alliance Credit Agreement

          (ii) no Default has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom; and (b) the Paying Agent shall have received such other approvals, opinions or documents as any Appropriate Lender Party through the Paying Agent may reasonably request.

          SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Paying Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Initial Extension of Credit specifying its objection thereto and, if the Initial Extension of Credit consists of a Borrowing, such Lender Party shall not have made available to the Paying Agent such Lender Party's ratable portion of such Borrowing.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

          (a) Each Loan Party and each of its Subsidiaries and each general partner or managing member of each Loan Party and each of its Subsidiaries (i) is a corporation, limited partnership or limited liability company, as the case may be, duly organized or formed, validly existing and in good standing or validly subsisting under the laws of the jurisdiction of its organization or formation, (ii) is duly qualified and in good standing as a foreign corporation, limited partnership or limited liability company in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and (iii) has all requisite corporate, limited liability company or partnership power and authority (including, without limitation, all material governmental licenses, permits and other approvals other than such licenses, permits and other approvals that are being obtained in the ordinary course of business) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding Capital Stock in the Company and AROP has been validly issued, will be fully paid (to the extent required under the Partnership Agreement or the Company's operating agreement) and non-assessable (except as such non-assessability may be affected by section 17-607 of the Delaware Revised Uniform Limited Partnership Act, in the case of AROP, or by section 18-607 of the Delaware Limited Liability Company Act, in the case of a limited liability company) on the Effective Date and are owned by the Persons in the amounts specified on the applicable portion of
Schedule 4.01(a) hereto free and clear of all Liens.

          (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary) the status of each Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary, the jurisdiction of its organization, the number of shares of each class of its Capital Stock authorized, and the number outstanding, on the date hereof and the percentage of each such class of its Capital Stock owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding Capital Stock in each Loan Party's Subsidiaries has been validly issued, will be fully paid (to the extent required under the Partnership Agreement or by such Subsidiary's operating agreement, in the case of a limited liability company) and non-assessable (except as such non-assessability may be affected by section 17-607 of the Delaware Revised Uniform Limited Partnership Act, in the case of AROP, or by section 18-607 of the Delaware Limited Liability Company Act, in the case of a limited liability company) on the Effective Date and are owned by such Loan Party and/or one or more of its Subsidiaries free and clear of all Liens.

          (c) The execution, delivery and performance by each Loan Party of each Transaction Document to which it is or is to be a party, and the consummation of the Transaction, are within such Loan Party's or such Loan Party's general partner's or managing member's corporate, partnership or limited liability company powers, have been duly authorized by all necessary action by or on behalf of such Loan Party (including, without limitation, all necessary partner, managing member or other similar action), and do not (i) contravene such Loan Party's or such Loan Party's general partner's or managing member's Constitutive Documents, (ii) violate any law, rule, regulation (including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award,
(iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which would be reasonably likely to have a Material Adverse Effect.

          (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the


Alliance Credit Agreement
due execution, delivery, recordation, filing or performance by or on behalf of any Loan Party or any general partner or managing member of any Loan Party of any Transaction Document to which it is or is to be a party, or for the consummation of the Transaction, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Pledge Agreement, (iii) except as required to comply with the requirements of Articles 8 and 9 of the New York Uniform Commercial Code, the perfection or maintenance of the Liens created under the Pledge Agreement (including the first priority nature thereof) or (iv) the exercise by any Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Pledge Agreement, except for the authorizations, approvals, actions, notices and filings listed on
Schedule 4.01(d) hereto, all of which have been duly obtained, taken, given or made, or are in the process of being obtained and it is not anticipated that such consents and approvals may not be obtained (in each case without the imposition of any conditions that are not acceptable to the Lender Parties) and those obtained are in full force and effect (other than those the failure to obtain which would not individually or collectively be reasonably likely to have a Material Adverse Effect).

          (e) This Agreement has been, and each other Transaction Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each other Transaction Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

          (f) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or to the best knowledge of the Borrower, threatened before any court, governmental agency or arbitrator that (i) would be reasonably expected to be adversely determined, and if so determined would be reasonably expected to have a Material Adverse Effect except as set forth on Schedule 4.01(f) hereto, or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the Transaction, and there has been no material adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on
Schedule 4.01(f) hereto.

          (g) The Consolidated balance sheet of Alliance Resource Group as at December 31, 1998, and the related Consolidated statement of income and Consolidated statement of cash flows of Alliance Resource Group for the fiscal year then ended, accompanied by an unqualified opinion of Deloitte & Touche LLP, independent public accountants, and the Consolidated balance sheet of Alliance Resource Group as at March 31, 1999, and the related Consolidated statement of income and Consolidated statement of cash flows of Alliance Resource Group for the three months then ended, duly certified by the Chief Financial Officer (or person performing similar functions) of the Company, copies of which have been furnished to each Lender Party, fairly present, subject, in the case of said balance sheet as at March 31, 1999,


Alliance Credit Agreement
and said statements of income and cash flows for the three months then ended, to year-end audit adjustments, the Consolidated financial condition of Alliance Resource Group as at such dates and the Consolidated results of operations of Alliance Resource Group for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and since December 31, 1998, there has been no Material Adverse Change.

          (h) The Consolidated pro forma balance sheet of the MLP and its Subsidiaries as at March 31, 1999, and the related Consolidated pro forma statement of income and cash flows of the MLP and its Subsidiaries for the three months then ended, certified by the Chief Financial Officer (or person performing similar functions) of the Company, copies of which have been furnished to each Lender Party, fairly present the Consolidated pro forma financial condition of the MLP and its Subsidiaries as at such date and the Consolidated pro forma results of operations of the MLP and its Subsidiaries for the period ended on such date, in each case giving effect to the Transaction, all in accordance with GAAP.

          (i) The Consolidated and consolidating forecasted balance sheets, statements of income and statements of cash flows of the Borrower and its Subsidiaries delivered to the Lender Parties in the Information Memorandum prior to the Effective Date and pursuant to Section 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower's best estimate of its future financial performance.

          (j) Neither the Information Memorandum nor any other written information, exhibit or report furnished by or on behalf of any Loan Party to any Agent or any Lender Party in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading in light of the circumstances under which the same were made.

          (k) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

          (l) Neither the Borrower nor any of its Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Neither any Loan Party nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility


Alliance Credit Agreement

Holding Company Act of 1935, as amended. Neither the making of any Advances, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Transaction Documents, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

          (m) Neither the Borrower nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that would be reasonably likely to have a Material Adverse Effect.

          (n) All actions necessary or desirable to perfect and protect the security interest in the Collateral created under the Pledge Agreement have been duly made or taken and are in full force and effect, and the Pledge Agreement creates in favor of the Paying Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the Liens created under the Pledge Agreement.

          (o) Each Loan Party is, individually and together with its Subsidiaries, Solvent.

          (p) (i) Set forth on Schedule 4.01(p) hereto is a complete and accurate list of all Plans and Multiemployer Plans.

          (ii) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan which could reasonably be expected to result in a Material Adverse Effect.

          (iii) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Paying Agent, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no change in such funding status which could reasonably be expected to result in a Material Adverse Effect.

          (iv) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan which could reasonably be expected to result in a Material Adverse Effect.

          (v) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is


Alliance Credit Agreement
reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA which could reasonably be expected to result in a Material Adverse Effect.

          (q) (i) Except as set forth on Part I of Schedule 4.01(q) hereto, the operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that would be reasonably likely to (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

          (ii) Except as set forth on Part II of Schedule 4.01(q) hereto, none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries.

          (iii) Except as set forth on Part III of Schedule 4.01(q) hereto, neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

          (r) (i) Each Loan Party and each of its Subsidiaries and Affiliates has filed, has caused to be filed or has been included in all tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties.


Alliance Credit Agreement

          (ii) Set forth on Schedule 4.01(r) hereto is a complete and accurate list, as of the date hereof, of each taxable year of each Loan Party and each of its Subsidiaries and Affiliates for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "OPEN YEAR").

          (iii) The aggregate unpaid amount, as of the date hereof, of adjustments to the Federal income tax liability of each Loan Party and each of its Subsidiaries and Affiliates proposed by the Internal Revenue Service with respect to Open Years does not exceed $0. No issues have been raised by the Internal Revenue Service in respect of Open Years that, in the aggregate, would be reasonably likely to have a Material Adverse Effect.

          (iv) The aggregate unpaid amount, as of the date hereof, of adjustments to the state, local and foreign tax liability of each Loan Party and its Subsidiaries and Affiliates proposed by all state, local and foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns) does not exceed $0. No issues have been raised by such taxing authorities that, in the aggregate, would be reasonably likely to have a Material Adverse Effect.

          (v) Each of AROP and MLP will be treated as a partnership for Federal income tax purposes.

          (s) Neither the business nor the properties of the Borrower or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that would be reasonably likely to have a Material Adverse Effect.

          (t) Set forth on Schedule 4.01(t) hereto is a complete and accurate list of all Existing Debt (other than Surviving Debt), showing as of the date hereof the obligor and the principal amount outstanding thereunder.

          (u) Set forth on Schedule 4.01(u) hereto is a complete and accurate list of all Surviving Debt, showing as of the date hereof the obligor and the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule (if any) therefor.

          (v) Set forth on Schedule 4.01(v) hereto is a complete and accurate list of all Liens on the property or assets of the Borrower or any of its Subsidiaries, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of the Borrower or such Subsidiary subject thereto.


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                                       68


          (w) Set forth on Schedule 4.01(w) hereto is a complete and accurate list of all Investments held by the Borrower or any of its Subsidiaries on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

          (x) The Borrower has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations that could be adversely affected by the risk that computer applications used by the Borrower or any of its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999 (the "YEAR 2000 PROBLEM"), (ii) distributed a questionnaire to each of its suppliers, vendors and customers requesting such party s plans and timetable for addressing the Year 2000 Problem, (iii) developed a plan and timetable for addressing the Year 2000 Problem on a timely basis and no later than November 31, 1999 will have completed such plan, and
(iv) to date, implemented that plan in accordance with such timetable. Based on the foregoing, the Borrower believes that all computer applications that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 ("YEAR 2000 COMPLIANT"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

          (y) (i) The Borrower and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, for which the failure so to do, individually or in the aggregate, would reasonably be likely to have a Material Adverse Effect, without known conflict with the rights of others, (ii) to the best knowledge of the Borrower, no product or practice of the Borrower or any of its Subsidiaries infringes in any material respect on any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person, and (iii) to the best knowledge of the Borrower, there is no material violation by any Person of any right of the Borrower of any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Borrower or any of its Subsidiaries.

          (z) To the best knowledge of the Borrower, the Borrower and its Subsidiaries maintain adequate reserves for future costs associated with any lung disease claim alleging pneumoconiosis or silicosis or arising out of exposure or alleged exposure to coal dust or the coal mining environment, and such reserves are not less than those required by GAAP.

          (aa) The Borrower s obligations under this Agreement and the Notes and each Subsidiary Guarantor s obligations under the Subsidiary Guaranty, will, upon (a) the execution and delivery of the Notes and the execution and delivery of such Subsidiary Guaranty, respectively, and (b) the effectiveness of the Assumption Agreement, rank pari passu, without preference or priority, with all of the other outstanding unsecured and unsubordinated Debt of the


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                                       69


Borrower or of such Subsidiary Guarantor, as the case may be (disregarding for this purpose the Collateral for the Term Advances pledged pursuant to the Pledge Agreement).

                                    ARTICLE V

                           COVENANTS OF THE BORROWER

          SECTION 5.01. Affirmative Covenants . So long as any Advance or any other monetary obligation of any Loan Party under any Loan Document shall remain unpaid or any Lender Party shall have any Commitment hereunder, the Borrower will:

          (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA, except to the extent failure so to comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent,
     (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property, except to the extent failure to so pay or discharge, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

          (c) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all material Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance in all material respects, with the requirements of all Environmental Laws; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its


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                                       70


     obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

          (d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates, except to the extent failure to maintain such insurance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          (e) Preservation of Partnership or Limited Liability Company Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name (in the case of the Borrower), rights (charter and statutory), permits, licenses, approvals, privileges, franchises and intellectual property; provided, however, that the Borrower and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(d) and; provided further that neither the Borrower nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege, franchise or intellectual property if the Board of Directors (or persons performing similar functions) of or on behalf of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          (f) Visitation Rights. At any reasonable time and from time to time upon reasonable notice, permit any of the Agents or any of the Lender Parties, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

          (g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with GAAP.

          (h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear


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                                       71


     excepted, except to the extent the failure to so maintain or preserve such properties, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          (i) Covenant to Guarantee Obligations. Upon the formation or acquisition by the Borrower of any new direct or indirect Restricted Subsidiary that is a Domestic Subsidiary, the Borrower shall, in each case at the Borrower's expense (i) within 10 days after such formation or acquisition, cause each such Restricted Subsidiary, and cause each direct and indirect parent of such Restricted Subsidiary (if it has not already done so), to duly execute and deliver to the Paying Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Paying Agent, guaranteeing the other Loan Parties' obligations under the Loan Documents and (ii) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Paying Agent may deem necessary or desirable in obtaining the full benefits of such guaranties.

          (j) Further Assurances. (i) Promptly upon request by the Paying Agent, or any Lender Party through the Paying Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

          (ii) Promptly upon request by the Paying Agent, or any Lender Party through the Paying Agent, take such action as the Paying Agent, or any Lender Party through the Paying Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, and (B) perfect and maintain the validity, effectiveness and priority of the Pledge Agreement and any of the Liens intended to be created thereunder, and cause each of its Subsidiaries to do so.

          (k) Performance of Related Documents. Perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms and provisions of each Related Document to be performed or observed by it, maintain each such Related Document in full force and effect, enforce such Related Document in accordance with its terms, take all such action to such end as may be from time to time requested by the Paying Agent and, upon request of the Paying Agent, make to each other party to each such Related Document such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Related Document, except, in any case, where the failure to do so, either individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

          (l) Preparation of Environmental Reports. At the request of the Paying Agent from time to time and upon the occurrence and during the continuance of an Event of


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                                       72


     Default, provide to the Lender Parties within 60 days after such request, at the expense of the Borrower, an environmental site assessment report for any of its or its Subsidiaries' properties described in such request, prepared by an environmental consulting firm acceptable to the Paying Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Paying Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Paying Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and the Borrower hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request to the Paying Agent, the Lender Parties, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

          (m) Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Borrower or any of its Restricted Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or canceled, notify the Paying Agent of any default by any party with respect to such leases and cooperate with the Paying Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

          (n) Maintenance of Controlled Reserve Base. Maintain a controlled reserve base of sufficient mineable tonnage of coal such that the ratio of aggregate controlled mineable tons of coal over current annual production levels of tons of coal per year is greater than 125% of the remaining duration of the Senior Notes issued pursuant to the Note Purchase Agreement. For purposes of this Section 5.01(n), a "controlled reserve base" of coal denotes the aggregate of coal reserves which may be economically and legally mined by the Borrower or a Restricted Subsidiary at the time of the reserve determination. In making any determination of reserves for the purpose of this Section 5.01(n), the Borrower may include properties ("OPTION PROPERTIES") which may be acquired by the Borrower or a Restricted Subsidiary under a valid and enforceable option or purchase contract which is subject to no conditions other than the payment of the purchase price provided for under such option or contract (the "CONTRACT PRICE"); provided that to the extent and for so long as the Borrower shall elect to include Option Properties in any such determination, (x) the amount equal to the Contract Price could then be incurred as Debt under the provisions of Section 10.1(a) of the Note Purchase Agreement (the "Notional Debt") and (y) assuming for all purposes of Sections 10.1(a)


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                                       73


     and 10.4(a)(ii) of the Note Purchase Agreement that an amount equal to all such Notional Debt was considered to be outstanding.

          SECTION 5.02. Negative Covenants . So long as any Advance or any other monetary obligation of any Loan Party under any Loan Document shall remain unpaid or any Lender Party shall have any Commitment hereunder, the Borrower will not, at any time:

          (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Restricted Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Borrower or any of its Restricted Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Restricted Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Restricted Subsidiaries to assign, any accounts or other right to receive income, except:

               (i) Liens created under the Loan Documents including Liens on the Qualifying Securities;

               (ii) Permitted Liens;

               (iii) other Liens incurred in the ordinary course of business securing obligations in an amount not to exceed $10,000,000;

               (iv) Liens existing on the date hereof and described on Schedule 4.01(v) hereto;

               (v) non-recourse Liens upon or in real property or equipment acquired or held by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure non-recourse, tax-exempt Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, constructed or improved, and no such


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
                                       74


          extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced;

               (vi) Liens arising in connection with Capital Leases permitted under Section 5.02(b)(iii)(G); provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capital Leases;

               (vii) the replacement, extension or renewal of any Lien permitted by clauses (iii) through (vi) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby;

               (viii) Liens on personal property leased under leases (including synthetic leases) entered into by the Borrower which are accounted for as operating leases in accordance with GAAP to the extent not prohibited under Section 5.02(h);

               (ix) easements, exceptions or reservations in any property of the Borrower or any Restricted Subsidiary granted or reserved for the purpose of pipelines, roads, the removal of oil, gas, coal or other minerals, and other like purposes, or for the joint or common use of real property, facilities and equipment, which are incidental to, and do not materially interfere with, the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries;

               (x) Liens on documents of title and the property covered thereby securing obligations in respect of letters of credit that are commercial letters of credit (i.e., obtained for the purpose of paying all or a portion of the purchase price of such property) to the extent not prohibited under Section 5.02(b); and

               (xi) Liens on property or assets of the Borrower or any of its Restricted Subsidiaries securing Debt owing to the Borrower or to a Wholly Owned Restricted Subsidiary in an aggregate principal amount not to exceed $10,000,000; provided that no promissory note evidencing such intercompany Debt shall be pledged to any other Person as security for any Debt or any other obligation of the Borrower or such Restricted Subsidiary.

          (b) Debt. Create, incur, assume or suffer to exist, or permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

               (i) in the case of the Borrower, Debt owed to a Wholly Owned Restricted Subsidiary of the Borrower, and


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                                       75


               (ii) in the case of any Restricted Subsidiary of the Borrower, Debt owed to the Borrower or to a Wholly Owned Restricted Subsidiary of the Borrower; and

               (iii) in the case of the Borrower and its Restricted
          Subsidiaries,

                    (A) Debt under the Loan Documents,

                    (B) the Surviving Debt,

                    (C) Debt under the Note Purchase Agreement evidenced by the
               Senior Notes in a principal amount not to exceed $180,000,000 plus, to the extent not otherwise utilized pursuant to clause (H) of this Section 5.02(b)(iii), an additional $10,000,000,

                    (D) non-recourse Debt of the Borrower and Restricted
               Subsidiaries incurred solely to finance Capital Expenditures for the development of Greenfield Projects,

                    (E) non-recourse Debt secured by Liens permitted by Section
               5.02(a)(v),

                    (F) Debt in respect of Swaps incurred in the ordinary course of business and consistent with prudent business practice with the aggregate value thereof not to exceed $10,000,000 at any time outstanding, and

                    (G) any Debt extending the maturity of, or refunding or
               refinancing, in whole or in part, any Surviving Debt or other Debt permitted under this Section 5.02(b), provided that the principal amount of such Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing, provided further that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are consistent with prudent business practice and incurred in the ordinary course of business and, in the case of the Senior Notes, are on terms no less favorable in any material respect to the Loan


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                                       76


               Parties or the Lender Parties than the terms of the Senior Notes being extended, refunded or refinanced.

                    (H) other unsecured Debt incurred in the ordinary course of business and Capital Lease Obligations aggregating not more than $10,000,000 at any time outstanding other than Contingent Obligations of the Borrower or any Restricted Subsidiary with respect to any Debt or other obligation of any Unrestricted Subsidiary; provided, in each case, that the Borrower shall be in pro forma compliance with the covenants contained in Section 5.04, calculated based on the financial statements most recently delivered to the Lender Parties pursuant to Section 5.03 and as though such Debt or Capital Lease Obligations had been incurred at the beginning of the four-quarter period covered thereby, as evidenced by a certificate of the Chief Financial Officer (or person performing similar functions) of the Borrower delivered to the Paying Agent demonstrating such compliance.

          (c) Change in Nature of Business. Make, or permit any of its Restricted Subsidiaries to make, any material change in the nature of their businesses, taken as a whole, as carried on at the date hereof.

          (d) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person, or permit any of its Restricted Subsidiaries to do so, except that:

               (i) any Restricted Subsidiary of the Borrower may merge into or consolidate with any other Wholly Owned Restricted Subsidiary of the Borrower, provided that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a Wholly Owned Restricted Subsidiary of the Borrower, provided further that, in the case of any such merger or consolidation to which a Subsidiary Guarantor is a party, the Person formed by such merger or consolidation shall be a Subsidiary Guarantor;

               (ii) any of the Borrower's Subsidiaries may consolidate with or merge into the Borrower, provided that the Borrower is the surviving entity; and

               (iii) any of the Restricted Subsidiaries of the Borrower may (A) merge into or consolidate with, or (B) convey, transfer or lease substantially all of its assets in compliance with Section 5.02(e) (other than clause (iv) thereof) in a single transaction or series of transactions to, any other Person or (C) permit any


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                                       77


          other Person to merge into or consolidate with it; provided, in the case of any merger or consolidation or conveyance, transfer or lease of substantially all of its assets, (1) the Person formed by such consolidation or into which the Restricted Subsidiary shall be merged or assets shall be conveyed, transferred or leased shall, at the effective time of such merger or consolidation or transfer or lease be Solvent and shall have assumed all obligations of such Restricted Subsidiary under any Subsidiary Guaranty to which such Restricted Subsidiary is a party in a writing satisfactory in form and substance to the Required Lenders and (2) the Borrower shall have caused to be delivered to the Paying Agent an opinion of independent counsel satisfactory to the Paying Agent to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with the terms thereof;

     provided, however, that in each case, immediately after giving effect thereto, (i) no event shall occur and be continuing that constitutes a Default and (ii) the Borrower shall be in pro forma compliance with the covenants contained in Section 5.04, as evidenced by a certificate of the Chief Financial Officer (or persons performing similar functions) of the Borrower delivered to the Paying Agent demonstrating such compliance.

          (e) Sales, Etc., of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Restricted Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets other than Inventory to be sold in the ordinary course of its business, except:

               (i) sales of Inventory in the ordinary course of its business;

               (ii) sales of assets that are obsolete or no longer used or useful for fair value in an aggregate amount not to exceed $5,000,000 over the term of the Facilities;

               (iii) sales of assets (x) by the Borrower to a Wholly Owned Restricted Subsidiary, or (y) by a Restricted Subsidiary to the Borrower or to another Restricted Subsidiary with respect to which the Borrower shall have at least the same degree of ownership and control as it had with respect to the Restricted Subsidiary responsible for the asset sale, transfer or disposition;

               (iv) in a transaction authorized by Section 5.02(d); and

               (v) sales of other assets with a fair value in an amount not to exceed $10,000,000 individually or $25,000,000 in the aggregate over the term of the Facilities; provided, however, that the purchase price paid to the Borrower or such


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                                       78


          Restricted Subsidiary for such asset shall be no less than the fair market value of such asset at the time of such sale and such sale shall be in the best interest of the Borrower or such Restricted Subsidiary, as determined in good faith by the Board of Directors (or other person performing such functions) of the Borrower or such Restricted Subsidiary, as the case may be, and (ii) immediately after giving effect to such sales of assets, no Default or Event of Default shall exist;

     provided that in the case of sales of assets pursuant to clause (v) above, the Borrower shall prepay the Advances pursuant to, and on the date and in the amount and order of priority set forth in, Section 2.05(b)(i), as specified therein.

          (f) Investments in Other Persons. Make or hold, or permit any of its Restricted Subsidiaries to make or hold, any Investment in any Person, except:

               (i) Investments consisting of property to be used in the ordinary course of business;

               (ii) Investments in accounts receivable arising from the sales of goods and services in the ordinary course of business;

               (iii) equity Investments by the Borrower and its Restricted Subsidiaries in Wholly Owned Restricted Subsidiaries;

               (iv) Investments by the Borrower and its Restricted Subsidiaries in Cash Equivalents;

               (v) Investments existing on the date hereof and described on
          Schedule 4.01(w) hereto;

               (vi) Investments by the Borrower in Swaps permitted under Section 5.02(b)(iii)(F); and

               (vii) other Investments in any other Person; provided that with respect to Investments made under this clause (vii): (1) any newly acquired or organized Subsidiary of the Borrower or any of its Restricted Subsidiaries shall be a Restricted Subsidiary thereof; (2) immediately before and after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom; (3) any company or business acquired or invested in pursuant to this clause
          (vii) shall be in the same line of business as the business of the Borrower or any of its Restricted Subsidiaries; and (4) immediately after giving effect to the acquisition of a company or business pursuant to this clause (vii), the Borrower


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
                                       79


          shall be in pro forma compliance with the covenants contained in
          Section 5.04, calculated based on the financial statements most recently delivered to the Lender Parties pursuant to Section 5.03 and as though such acquisition had occurred at the beginning of the four-quarter period covered thereby, as evidenced by a certificate of the Chief Financial Officer (or person performing similar functions) of the Borrower delivered to the Lender Parties demonstrating such compliance;

               (viii) Investments by the Borrower and its Restricted Subsidiaries in Unrestricted Subsidiaries and in Restricted Subsidiaries that are not Wholly Owned Subsidiaries in an amount not to exceed $10,000,000 at any time outstanding; and

               (ix) Investments consisting of intercompany Debt permitted under
          Section 5.02(b)(i) and (ii).

          (g) Restricted Payments. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Capital Stock now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Capital Stock, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such, or permit any of its Restricted Subsidiaries to do any of the foregoing (each of the foregoing being a "RESTRICTED PAYMENT"), or permit any of its Restricted Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Capital Stock in the Borrower or to issue or sell any Capital Stock therein, except that, so long as no Default or Event of Default shall have occurred and be continuing at the time of any action described in clause (i) or (ii) below or would result therefrom:

               (i) the Borrower may declare, make or incur a liability to make any such Restricted Payment; provided that immediately after giving effect thereto (i) the aggregate amount of Restricted Payments made in any fiscal quarter of the Borrower shall not exceed Available Cash (as defined in the MLP Agreement as in effect on the date hereof) for the immediately preceding fiscal quarter of the Borrower, and (ii) promptly after each such distribution, the Borrower will provide the Lender Parties with a report in form satisfactory to the Lender Parties setting forth the amount of the cash reserve withheld from distribution that is necessary for the proper conduct of business (including reserves for future capital expenditures) as set forth in the most recent Business Plan delivered to the Paying Agent pursuant to Section 5.03(d); and

               (ii) (A) any Wholly Owned Subsidiary of the Borrower may declare, make or incur a liability to make any Restricted Payment to the Borrower or any


Alliance Credit Agreement
          other Wholly Owned Subsidiary of the Borrower of which it is a Subsidiary, (B) any non-Wholly Owned Subsidiary may declare, make or incur a liability to make any Restricted Payment to its equity holders, provided that the general partner of such Subsidiary does not own greater than a 2% Equity Interest in such Subsidiary, and (C) any Subsidiary of the Borrower may accept capital contributions from its parent to the extent permitted under Section 5.02(f)(iii).

          Notwithstanding the foregoing provisions of this Section 5.02(g), the Borrower may (i) make a one-time distribution on the Effective Date to Alliance Resource Holdings, Inc., or such other Affiliate as the Borrower may elect, in an amount not to exceed $320,000,000, and (ii) use pledged Qualifying Securities to redeem interests in the Borrower so long as on the date of such redemption, United States Governmental Securities which comply with the definition of Qualifying Securities in a like principal amount, which have been obtained by the Borrower as a capital contribution from an Affiliate of the Borrower, are substituted for the Qualifying Securities so used to redeem such interests in the Borrower.

          (h) Lease Obligations. Create, incur, assume or suffer to exist, or permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any obligations as lessee (excluding for this purpose obligations as lessee under Capital Leases) (i) for the rental or hire of real or personal property in connection with any sale and leaseback transaction, or (ii) for the rental or hire of other real or personal property of any kind under leases or agreements to lease having an original term of one year or more that would cause the direct and contingent liabilities of the Borrower and its Subsidiaries, on a Consolidated basis, in respect of all such obligations to exceed $10,000,000 payable in any period of 12 consecutive months.

          (i) Amendments of Constitutive Documents. Amend, or permit any of its Restricted Subsidiaries to amend, its Constitutive Documents (other than the Partnership Agreement) in any manner that has a Material Adverse Effect.

          (j) Accounting Changes. Make or permit, or permit any of its Restricted Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required by generally accepted accounting principles, or (ii) Fiscal Year.

          (k) Prepayments, Etc., of Debt. (i) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner the Senior Notes for so long as any Term Advances are outstanding, except mandatory prepayments of principal, and payments of interest, required under the Note Purchase Agreement or (ii) permit any Subsidiary Guarantor (as defined in the Note Purchase Agreement) to


Alliance Credit Agreement
     make any payment to or on account of any noteholder under the Note Purchase Agreement other than a payment made following a demand therefor by such noteholder pursuant to the Subsidiary Guaranty Agreement (as defined in the Note Purchase Agreement).

          (l) Amendment, Etc., of Related Documents. Amend, modify or change in any manner any term or provision of the Note Purchase Agreement that would allow for any scheduled amortization payments to be made on the Senior Notes prior to the date the Facilities are paid in full.

          (m) Partnerships, Etc. Become a general partner in any general or limited partnership or joint venture, or permit any of its Restricted Subsidiaries to do so, except that (i) the Company may be a general partner of AROP and MLP and (ii) AROP and/or any of its Restricted Subsidiaries may be a general partner in any partnership or joint venture provided such partnership or such joint venture incurs no Debt or other liability for which AROP or such Subsidiary is liable as guarantor or a provider of any other credit support, or by virtue of its status as such general partner or joint venturer.

          (n) Speculative Transactions. Enter into any foreign currency exchange contracts, interest rate swap arrangements or other derivative contracts or transactions, other than such contracts, arrangements or transactions entered into in the ordinary course of business for the purpose of hedging
     (i) the interest rate exposure of the Borrower or any of its Restricted Subsidiaries, (ii) the purchase requirements of the Borrower or any of its Restricted Subsidiaries with respect to raw materials and inventory and
     (iii) the fluctuations in the prices of commodities affecting the Borrower or any of its Restricted Subsidiaries.

          (o) Formation of Subsidiaries. Organize or invest, or permit any Restricted Subsidiary to organize or invest, in any new Subsidiary except as permitted under Section 5.02(f)(vii) or 5.02(f)(viii).

          (p) Payment Restrictions Affecting Restricted Subsidiaries. Directly or indirectly, enter into or suffer to exist, or permit any of its Restricted Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Capital Stock or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Borrower or any Subsidiary of the Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except the Loan Documents and the Note Purchase Agreement.


Alliance Credit Agreement

          (q) Transactions with Affiliates. Except as set forth on Schedule 5.01(q) hereto, enter into, or permit any of its Restricted Subsidiaries to enter into, directly or indirectly, any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate, except in the ordinary course and pursuant to the reasonable requirements of the Borrower's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable (taken as a whole, as determined in good faith by the board of directors of the General Partner) to the Borrower or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

          (r) Change in Status of Subsidiaries. Change the designation of any Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary except, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may at any time and from time to time, upon not less than 30 days' prior written notice given to each Lender Party, designate a previously Restricted Subsidiary as an Unrestricted Subsidiary or a previously Unrestricted Subsidiary (including a new Subsidiary designated on the date of its formation or acquisition) which satisfies the requirements of clauses (i), (ii) and (iii) of the definition of "Restricted Subsidiary" as a Restricted Subsidiary, provided that immediately after such designation and after giving effect thereto no Default or Event of Default shall have occurred and be continuing, and the Borrower would be permitted, pursuant to the provisions of Section 10.1(a) of the Note Purchase Agreement to incur at least $1 of additional Debt (as defined in the Note Purchase Agreement) owing to a Person other than a Restricted Subsidiary, and provided further that after such designation the status of such Subsidiary had not been changed more than twice.

          SECTION 5.03. Reporting Requirements . So long as any Advance or any other monetary obligation of any Loan Party under any Loan Document shall remain unpaid, or any Lender Party shall have any Commitment hereunder, the Borrower will furnish to the Paying Agent:

          (a) Default Notice. As soon as possible and in any event within five Business Days after the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the Chief Financial Officer (or person performing similar functions) of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto.

          (b) Annual Financials. As soon as available and in any event within 120 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the


Alliance Credit Agreement

     Borrower and its Subsidiaries, including therein a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion acceptable to the Required Lenders of Deloitte & Touche LLP or other independent public accountants of recognized standing acceptable to the Required Lenders, together with (i) a certificate of such accounting firm to the Lender Parties stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form satisfactory to the Paying Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP and (iii) a certificate of the Chief Financial Officer (or person performing similar functions) of the Borrower stating that no Default has occurred and is continuing or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto.

          (c) Quarterly Financials. As soon as available and in any event within 60 days after the end of each of the first three quarters of each Fiscal Year, a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the Chief Financial Officer (or person performing similar functions) of the Borrower as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (ii) a schedule in form satisfactory to the Paying Agent of the computations used by the Borrower in determining compliance with the covenants contained in Section 5.04, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for


Alliance Credit Agreement
     the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP.

          (d) Annual Business Plan. As soon as available and in any event no later than 120 days after the end of each Fiscal Year, a Business Plan.

          (e) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, that (i) would be reasonably expected to have a Material Adverse Effect or (ii) purports to effect the legality, validity or enforceability of any Transaction Document or the consummation of the Transaction, and promptly after the occurrence thereof, notice of any material adverse change in the status or the financial effect on any Loan Party or any of its Subsidiaries of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

          (f) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that MLP or any Loan Party or any of its Subsidiaries sends to its stockholders, partners or members, and copies of all regular, periodic and special reports, and all registration statements, that MLP or any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

          (g) ERISA. (i) ERISA Events and ERISA Reports. (A) Promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the Chief Financial Officer (or person performing similar functions) of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

          (ii) Plan Terminations. Promptly and in any event within two Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.


Alliance Credit Agreement

          (iii) Plan Annual Reports. Promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

          (iv) Multiemployer Plan Notices. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B).

          (h) Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of any material Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit.

          (i) Year 2000 Compliance. Promptly after the Borrower's discovery or determination thereof, notice (in reasonable detail) that any computer application that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant (as defined in Section 4.01(y)), except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

          (j) Available Cash. Within 60 days (or in the case of the fourth fiscal quarter, 120 days) following the end of each fiscal quarter of the Borrower, a report of Available Cash (as defined in the MLP Agreement), cash reserves and other related items of the Borrower and its Subsidiaries in form and substance satisfactory to the Paying Agent to be delivered at the same time as the compliance certificate of the Borrower delivered pursuant to Section 5.03(b) or (c), as the case may be.

          (k) Coal and Mining Agreements. Promptly after the occurrence thereof, notice of any material change to any coal sales agreement or contract, contract mining agreement or coal purchase agreements to which the Borrower or any of its Subsidiaries is a party.

          (l) Rating Agency Reports. Promptly upon receipt thereof, copies of any statement or report furnished by any rating agency to any Loan Party or any of its Subsidiaries in connection with the Senior Notes.

          (m) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any


Alliance Credit Agreement

     Loan Party or any of its Subsidiaries as any Agent, or any Lender Party through the Paying Agent, may from time to time reasonably request.

          SECTION 5.04. Financial Covenants . So long as any Advance or any other obligation of any Loan Party under any Loan Document shall remain unpaid or any Lender Party shall have any Commitment hereunder, the Borrower will:

          (a) Consolidated Net Debt to Consolidated Cash Flow Ratio. Maintain at all times from and after October 1, 1999, a Consolidated Net Debt to Consolidated Cash Flow Ratio of not more than the amount set forth below for each period set forth below:

===============================================================
               PERIOD                          RATIO
===============================================================
October 1, 1999 through December 30,         4.00:1.00
1999
---------------------------------------------------------------
December 31, 1999 through March 30,          4.00:1.00
2000
---------------------------------------------------------------
March 31, 2000 through June 29, 2000         4.00:1.00
---------------------------------------------------------------
June 30, 2000 through September 29,          4.00:1.00
2000
---------------------------------------------------------------
September 30, 2000 through December          4.00:1.00
30, 2000
---------------------------------------------------------------
December 31, 2000 through March 30,          3.75:1.00
2001
---------------------------------------------------------------
March 31, 2001 through June 29, 2001         3.75:1.00
---------------------------------------------------------------
June 30, 2001 through September 29,          3.75:1.00
2001
---------------------------------------------------------------
September 30, 2001 through December          3.75:1.00
30, 2001
---------------------------------------------------------------
December 31, 2001 through March 30,          3.50:1.00
2002
---------------------------------------------------------------
March 31, 2002 through June 29, 2002         3.50:1.00
---------------------------------------------------------------
June 30, 2002 through September 29,          3.50:1.00
2002
---------------------------------------------------------------
September 30, 2002 through December          3.50:1.00
30, 2002
---------------------------------------------------------------
December 31, 2002 through March 30,          3.50:1.00
2003
---------------------------------------------------------------
March 31, 2003 through June 29, 2003         3.50:1.00
---------------------------------------------------------------
June 30, 2003 through September 29,          3.50:1.00
2003
---------------------------------------------------------------
September 30, 2003 through                   3.50:1.00
---------------------------------------------------------------
December 31, 2003 through March 30,          3.50:1.00
2004
---------------------------------------------------------------
March 31, 2004 through June 30, 2004         3.50:1.00
---------------------------------------------------------------
June 31, 2004 and thereafter                 3.50:1.00
===============================================================


Alliance Credit Agreement

          (b) Maximum Asset Impairments and Incremental Long-term Liabilities. Maintain at all times the sum of: (i) cumulative asset writedowns and impairments plus (ii) the increase in the sum of accrued pneumoconiosis benefits, workers compensation and reclamation and mine closing liabilities associated with properties and assets that are owned by the Borrower and its Restricted Subsidiaries as of the Effective Date of not more than $35,000,000.

          (c) Interest Coverage Ratio. Maintain at all times from and after October 1, 1999, an Interest Coverage Ratio of not less than the amount set forth below for each period set forth below:

===============================================================
               PERIOD                          RATIO
===============================================================
October 1, 1999 through December 30,         2.75:1.00
1999
---------------------------------------------------------------
December 31, 1999 through March 30,          2.75:1.00
2000
---------------------------------------------------------------
March 31, 2000 through June 29, 2000         2.75:1.00
---------------------------------------------------------------
June 30, 2000 through September 29,          2.75:1.00
2000
---------------------------------------------------------------
September 30, 2000 through December          2.75:1.00
30, 2000
---------------------------------------------------------------
December 31, 2000 through March 30,          2.75:1.00
2001
---------------------------------------------------------------
March 31, 2001 through June 29, 2001         2.75:1.00
---------------------------------------------------------------
June 30, 2001 through September 29,          2.75:1.00
2001
---------------------------------------------------------------
September 30, 2001 through December          2.75:1.00
30, 2001
---------------------------------------------------------------
December 31, 2001 through March 30,          3.00:1.00
2002
---------------------------------------------------------------
March 31, 2002 through June 29, 2002         3.00:1.00
---------------------------------------------------------------
June 30, 2002 through September 29,          3.00:1.00
2002
---------------------------------------------------------------
September 30, 2002 through December          3.00:1.00
30, 2002
---------------------------------------------------------------
December 31, 2002 through March 30,          3.00:1.00
2003
---------------------------------------------------------------
March 31, 2003 through June 29, 2003         3.00:1.00
---------------------------------------------------------------
June 30, 2003 through September 29,          3.00:1.00
2003
---------------------------------------------------------------
September 30, 2003 through                   3.00:1.00
---------------------------------------------------------------
December 31, 2003 through March 30,          3.00:1.00
2004
---------------------------------------------------------------
March 31, 2004 through June 30, 2004         3.00:1.00
---------------------------------------------------------------
June 31, 2004 and thereafter                 3.00:1.00
===============================================================


Alliance Credit Agreement

          (d) Current Ratio. Maintain at all times a ratio of Consolidated Current Assets to Consolidated Current Liabilities of the Borrower and its Restricted Subsidiaries of at least 1.00:1.00.

                                   ARTICLE VI

                               EVENTS OF DEFAULT

          SECTION 6.01. Events of Default. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

          (a) (i) the Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on


Alliance Credit Agreement
     any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (ii) within five Business Days after the same becomes due and payable; or

          (b) any representation or warranty made in writing by any Loan Party (or any of its officers) under or in connection with any Loan Document (including, without limitation, in any certificate or financial information delivered pursuant thereto) shall prove to have been incorrect in any material respect when made or any financial projections prepared by or on behalf of any Loan Party and made available to the Agents or any Lender Party shall prove not to have been prepared in good faith based upon assumptions that were reasonable at the time made and at the time made available to the Agents; or

          (c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(d) or (e), 5.02, 5.03(a) or 5.04; or

          (d) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by any Agent or any Lender Party; or

          (e) any Loan Party shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt of such Loan Party or such Subsidiary (as the case may be) that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $10,000,000 either individually or in the aggregate (but excluding Debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

          (f) any Loan Party or either general partner of the Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its


Alliance Credit Agreement
     debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any general partner of the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Restricted Subsidiaries or any general partner of the Borrower shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

          (g) any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $10,000,000 shall be rendered against any Loan Party and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be an Event of Default under this Section 6.01(g) if and for so long as
     (i) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer, which shall be rated at least "A" by A.M. Best Company at the time such insurance policy is issued to such Loan Party, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order; or

          (h) any non-monetary judgment or order shall be rendered against any Loan Party that would reasonably be likely to have a Material Adverse Effect, and there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (i) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it in any material respect, or any such Loan Party shall so state in writing; or


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                                       91


          (j) the Pledge Agreement shall for any reason (other than pursuant to the terms thereof) cease to constitute a valid and perfected first priority Lien on the Collateral purported to be covered thereby; or

          (k) a Change of Control shall occur; or

          (l) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $10,000,000; or

          (m) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $10,000,000 or requires payments exceeding $2,500,000 per annum; or

          (n) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $2,500,000; or

          (o) the Borrower shall cancel or terminate or amend or consent to or accept any cancellation or termination or amendment of the Partnership Agreement or there shall be a cancellation, termination of, or any amendment to, the MLP Agreement in any manner that has a material adverse effect on (i) the business, operations, affairs, financial condition, assets or properties of the Borrower and its Subsidiaries taken as a whole,
     (ii) the rights and remedies of the Agents or the Lender Parties under the Loan Documents, or (iii) the ability of the Loan Parties to perform their respective payment and other material obligations under the Loan Documents; or

          (p) an assertion shall be made by any Person in any court proceeding or by any governmental authority or agency against any Loan Party or any of its Subsidiaries, of any claims or liabilities, whether accrued, absolute or contingent, based on or arising under


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                                       92


     any Environmental Law that is reasonably likely to be determined adversely to such Loan Party or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by such Loan Party or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor);

          (q) commencing with any Fiscal Year ending after December 31, 1999, the Borrower shall fail to maintain a period of 30 consecutive days in such Fiscal Year during which the average principal amount of Working Capital Advances outstanding during such 30 day period does not exceed $5,000,000.

     then, and in any such event, the Paying Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.02(b)) to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, (A) by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (x) the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Swing Line Advances by a Revolving Credit Lender pursuant to
     Section 2.02(b)) shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                   ARTICLE VII

                                   THE AGENTS

          SECTION 7.01. Authorization and Action. (a) Each Lender Party (in its capacities as a Lender and a Swing Line Bank (if applicable)) hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without


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                                       93


limitation, enforcement or collection of the Notes), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all other holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. Each Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

          (b) The Documentation Agent shall have no powers or discretion under this Agreement or any of the other Loan Documents and each of the Lender Parties hereby acknowledges that the Documentation Agent has no liability under this Agreement or under any of the Loan Documents.

          SECTION 7.02. Agents' Reliance, Etc. Neither any Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent: (a) may treat the payee of any Note as the holder thereof until, in the case of the Paying Agent, the Paying Agent receives and accepts an Assignment and Acceptance entered into by the Lender Party that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, or, in the case of any other Agent, such Agent has received notice from the Paying Agent that it has received and accepted such Assignment and Acceptance, in each case as provided in Section 8.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier) reasonably believed by it to be genuine and signed or sent by the proper party or parties.


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                                       94


          SECTION 7.03. Chase, Citicorp and Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, Chase and Citicorp shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not an Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include Chase and Citicorp in their respective individual capacities. Chase and Citicorp and their respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if Chase and Citicorp were not Agents and without any duty to account therefor to the Lender Parties.

          SECTION 7.04. Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon any Agent or any other Lender Party and based on the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon any Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          SECTION 7.05. Indemnification. (a) Each Lender Party severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence, willful misconduct or unlawful acts as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrower.

          (b) For purposes of this Section 7.05, the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (ii) the aggregate unused portions of their Term Commitments at such time, (iii) their


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                                       95


respective Unused Working Capital Commitments at such time and (iv) their respective Unused Revolving Credit Commitments at such time; provided that the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments. The failure of any Lender Party to reimburse any Agent promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to such Agent as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Agent for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Agent for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this
Section 7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

          SECTION 7.06. Successor Agents. Any Agent may resign as to any or all of the Facilities at any time by giving not less than 30 days' prior written notice thereof to the Lender Parties and the Borrower and may be removed as to all of the Facilities at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent as to such of the Facilities as to which such Agent has resigned or been removed. If no successor Agent with, so long as no Default shall have occurred and be continuing, the approval of the Borrower (which approval shall not be unreasonably withheld or delayed) shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lender Parties, appoint a successor Agent with, so long as no Default shall have occurred and be continuing, the approval of the Borrower (which approval shall not be unreasonably withheld or delayed), which successor Agent shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent as to less than all of the Facilities and, in the case of a successor Paying Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Pledge Agreement, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. If within 45 days after written notice is given of the retiring Agent's resignation or removal under this Section 7.06 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (a) the retiring Agent's resignation or removal shall become effective, (b) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (c) provided no Default has occurred and is


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                                       96


continuing, the Borrower may appoint a successor Agent or if no successor Agent is appointed by the Borrower at such time, the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided above. After any retiring Agent's resignation or removal hereunder as Agent as to any or all of the Facilities shall have become effective, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent as to such Facilities under this Agreement.

          SECTION 7.07. Intercreditor Agreement . Each Lender and each Agent hereby authorizes the Paying Agent to execute and deliver the Intercreditor Agreement on its behalf and consents and agrees to be bound by the terms and provisions of the Intercreditor Agreement to the same extent and with the same effect as if such Lender or such Agent had executed and delivered the same as one of the original parties thereto as a Lender or Agent, as the case may be, in respect of this Agreement.

                                  ARTICLE VIII

                                 MISCELLANEOUS

          SECTION 8.01. Amendments, Etc. Except as otherwise contemplated by
Section 8.07 and the Subsidiary Guaranty, no amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Pledge Agreement or the Subsidiary Guaranty, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (other than any Lender Party that is, at such time, a Defaulting Lender, except for clause (v) hereof), do any of the following at any time: (i) waive any of the conditions specified in Section 3.01 or, in the case of the Initial Extension of Credit, Section 3.02, (ii) change the number of Lenders or the percentage of (x) the Commitments or (y) the aggregate unpaid principal amount of the Advances, (iii) reduce or limit the obligations of any Subsidiary Guarantor under Section 1 of the Subsidiary Guaranty issued by it or release such Subsidiary Guarantor or otherwise limit such Subsidiary Guarantor's liability with respect to the obligations owing to the Agents and the Lender Parties, (iv) amend Section 2.12, or (v) amend this Section 8.01, and (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender that has a Commitment under the Term Facility, Revolving Credit Facility or Working Capital Facility if such Lender is directly affected by such amendment, waiver or consent, (i) increase the Commitments of such Lender, (ii) reduce the principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender, (iii) postpone any date fixed for any payment of


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                                       97


principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender, (iv) change the order of application of any prepayment set forth in Section 2.05 in any manner that materially affects such Lender, (v) other than as permitted under the Pledge Agreement, release all or substantially all of the Collateral in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on the Collateral in any transaction or series of related transactions to secure any obligations other than obligations owing to the Secured Parties under the Loan Documents; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Bank under this Agreement; and provided further that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents.

          SECTION 8.02. Notices, Etc. Except as otherwise provided in Section 2.02, all notices and other communications provided for hereunder shall be in writing (including telecopy communication confirmed by mail or delivery) and mailed, telecopied, or delivered, if to the Borrower, at its address at 1717 South Boulder Avenue, Tulsa, Oklahoma 74119, Attention: Michael L. Greenwood, telephone (918) 295-7622, telecopier (918) 295-7361; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; if to Chase as Paying Agent or Co-Administrative Agent, at its address at 270 Park Avenue, 23rd Floor, New York, New York 10017, Attention: Peter S. Predun, telephone (212) 270-7005, telecopier (212) 270-4724; and if to Citicorp as Co-Administrative Agent, at its address at 399 Park Avenue, 11th Floor, New York, New York, 10022, Attention: Larry Farley, telephone (212) 559-1189, telecopier (212) 583-7185; or, as to any party, at such other telecopy number or address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall, when mailed, telecopied or delivered, be effective when deposited in the mails, or transmitted by telecopier, respectively, except that notices and communications to any Agent pursuant to Article II, III or VII shall not be effective until received by such Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

          SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender Party or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.


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                                       98


          SECTION 8.04. Costs and Expenses. (a) The Borrower agrees to pay on demand (i) all reasonable costs and expenses of each Agent, the Joint Arrangers and their Affiliates in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all reasonable due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of one firm of counsel to the Agents with respect thereto, with respect to advising such Agents as to their rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of each Agent and each Lender Party in connection with the enforcement of the Loan Documents after an Event of Default, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Paying Agent and each Lender Party with respect thereto). Notwithstanding anything to the contrary in the foregoing, the Borrower will not be obligated to pay any allocated overhead costs of the Agents, the Joint Arrangers, and their Affiliates.

          (b) The Borrower agrees to indemnify, defend and save and hold harmless SBHC, each Agent, each Joint Arranger, each Lender Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel, but excluding allocated overhead cost of SBHC, the Agents, the Joint Arrangers and the Lender Parties and their Affiliates) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facilities, the actual or proposed use of the proceeds of the Advances, the Transaction Documents or any of the transactions contemplated thereby, or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence, willful misconduct or unlawful acts. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party, whether or not any Indemnified Party is otherwise a party thereto and whether


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                                       99


or not the Transaction is consummated. The Borrower also agrees not to assert any claim against SBHC, any Agent, any Joint Arranger, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances, the Transaction Documents or any of the transactions contemplated by the Transaction Documents.

          (c) (i) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of (x) a payment or Conversion pursuant to Section 2.05, 2.08(b)(i) or 2.09(d), (y) acceleration of the maturity of the Notes pursuant to Section
6.01 or for any other reason, or by an Eligible Assignee to a Lender Party other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 8.07 as a result of a demand by the Borrower pursuant to Section 8.07(a), (z) if the Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.03, 2.05 or 6.01 or otherwise, or (ii) the Borrower fails to fulfill the applicable conditions set forth in Article III on or before the date specified in any Notice of Borrowing for such Borrowing delivered pursuant to Section 2.02, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Paying Agent), pay to the Paying Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay or borrow, as the case may be, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance, all of which losses, costs and expenses shall be an amount equal to the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such Advance had such event not occurred at the Eurodollar Rate that would have been applicable to such Advance for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow or Convert, for the period that would have been the Interest Period for such Loan), over (B) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid, were it to bid at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, and the basis therefor, shall be delivered to the Borrower and shall be conclusive and binding for all purposes, absent manifest error.

          (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, reasonable fees


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                                      100


and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Paying Agent or any Lender Party, in its sole discretion.

          (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.09 and 2.11 and this Section
8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

          SECTION 8.05. Right of Setoff. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Paying Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Agent and each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender Party or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Agent and each Lender Party agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender Party and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender Party and their respective Affiliates may have.

          SECTION 8.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and each Agent and the Paying Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

          SECTION 8.07. Assignments and Participations. (a) Any Lender (i) may (and in the case of clause (B) below, shall) assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided that (A) except, in the case of an assignment to an Eligible Assignee that is an Affiliate of a Lender, each of the Paying Agent and, unless a Default shall have occurred and be continuing at the time such assignment is effected, the Borrower must give their prior consent to


Alliance Credit Agreement
such assignment (which consent shall not be unreasonably withheld or delayed) and (B) if the assignment is demanded by the Borrower pursuant to Section 2.16, no Default shall have occurred and be continuing at the time of such demand and such assignment and the Borrower shall have given at least five Business Days' notice of such demand to the applicable Lender and the Paying Agent; provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of one or more of the Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an Affiliate of any Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the lesser of $5,000,000 and 5% of the aggregate amount (or such lesser amount as shall be approved by the Paying Agent and, so long as no Default shall have occurred and be continuing at the time of effectiveness of such assignment, the Borrower) of the Commitment being assigned, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Borrower pursuant to Section 2.16 shall be arranged by the Borrower after consultation with the Paying Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment (whether as a result of a demand by the Borrower pursuant to Section 2.16 or otherwise) unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, and (vi) the parties to each such assignment shall execute and deliver to the Paying Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500; provided, however, the Borrower shall have no liability for the payment of such fee except that for each such assignment made as a result of a demand by the Borrower pursuant to Section 2.16, the Borrower shall pay to the Paying Agent the applicable processing and recordation fee.

          (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.09, 2.11 and 8.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under


Alliance Credit Agreement
this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (c) By executing and delivering an Assignment and Acceptance, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

          (d) The Paying Agent shall maintain at its address referred to in
Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Agent or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.


Alliance Credit Agreement

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Paying Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and each other Agent. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall, if new Notes are requested by the applicable assignee and/or assignor, execute and deliver to the Paying Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under each Facility pursuant to such Assignment and Acceptance and, if any assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of such assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1, A-2 or A-3 hereto, as the case may be.

          (f) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agents and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release any Subsidiary Guarantor or all or substantially all of the Collateral.

          (g) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve


Alliance Credit Agreement
the confidentiality of any Confidential Information received by it from such Lender Party in accordance with Section 8.09.

          (h) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time pledge or assign all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System; provided that no such pledge or assignment shall release a Lender Party from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender Party as a party hereto.

          SECTION 8.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

          SECTION 8.09. Confidentiality. Neither any Agent nor any Lender Party shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to such Agent's or such Lender Party's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants and swap counterparties, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, Federal or foreign authority or examiner regulating such Lender Party, (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Lender Party on the same basis as applicable to a Lender Party under this
Section 8.09, and (e) as may be reasonably necessary in enforcing its rights hereunder and under the other Loan Documents.

          SECTION 8.10. Release of Collateral. Upon the sale, lease, transfer or other disposition of any item of Collateral of any Loan Party in accordance with the terms of the Loan Documents, the Collateral Agent will, at the Borrower's expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Pledge Agreement in accordance with the terms of the Loan Documents.

          SECTION 8.11. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting


Alliance Credit Agreement
in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding, to the extent permitted by law, shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

          (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          SECTION 8.12. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

          SECTION 8.13. Non-Recourse to the General Partner and Associated Persons. Upon the effectiveness of the Assumption Agreement, each Agent and each Lender Party agrees on behalf of itself and its successors, assigns and legal representatives, that neither the General Partner nor any Person (other than the Loan Parties or the Special General Partner) which is a partner, shareholder, member, owner, officer, director, supervisor, trustee or other principal (collectively, "ASSOCIATED PERSONS") of the Borrower or of the General Partner or of a Subsidiary Guarantor, or any of their respective successors or assigns, shall have any personal liability for the payment or performance of any of the Borrower s obligations hereunder or under any of the Notes and no monetary or other judgment shall be sought or enforced against the General Partner or any of such Associated Persons or any of their respective successors or assigns. Notwithstanding the foregoing, neither any Agent nor any Lender Party shall be deemed barred by this Section 8.13 from asserting any claim against any Person based upon an allegation of fraud or misrepresentation.

          SECTION 8.14. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENTS AND THE LENDER PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO


Alliance Credit Agreement

ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF ANY AGENT OR ANY LENDER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                  ALLIANCE RESOURCE GP, LLC
                                  By:  ALLIANCE RESOURCE HOLDINGS, INC.,
                                       its sole member


                                       By /s/ MICHAEL L. GREENWOOD
                                         ---------------------------------------
                                         Title: Chief Financial Officer


                                       THE CHASE MANHATTAN BANK,
                                        as Paying Agent and Co-Administrative
                                        Agent


                                       By /s/ PETER S. PRODUN
                                         ---------------------------------------
                                         Title: Vice President


                                       CITICORP USA, INC., as Co-Administrative
                                        Agent


                                       By /s/ LARRY FARLEY
                                         ---------------------------------------
                                         Title: Vice President


Alliance Credit Agreement

                                       DEUTSCHE BANK AG, NEW YORK
                                       BRANCH
                                         as Documentation Agent


                                       By /s/ PAUL L. HARINSTEIN
                                         ---------------------------------------
                                         Title: Managing Director


                                       By /s/ CATHY RUHLAND
                                         ---------------------------------------
                                         Title: Vice President


                               INITIAL LENDERS


                                       CITICORP USA, INC.

                                       By /s/ LARRY FARLEY
                                         ---------------------------------------
                                         Title: Vice President


                                       THE CHASE MANHATTAN BANK

                                       By /s/ PETER S. PREDUN
                                         ---------------------------------------
                                         Title: Vice President

                                       BANKBOSTON, N.A.

                                       By /s/ CHRISTOPHER HOLMGREN
                                         ---------------------------------------
                                         Title: Director


Alliance Credit Agreement

                                       BANK OF MONTREAL


                                       By /s/ IAN M. PLESTER
                                         ---------------------------------------
                                         Title: Director


                                       BANK OF OKLAHOMA, N.A.

                                       By /s/ ROBERT D. MATTAX
                                         ---------------------------------------
                                         Title: Senior Vice President


                                       DEUTSCHE BANK AG,
                                       NEW YORK BRANCH

                                       By /s/ PAUL L. HARINSTEIN
                                         ---------------------------------------
                                         Title: Managing Director

                                       By /s/ CATHY RUHLAND
                                         ---------------------------------------
                                         Title: Vice President



                                       THE FUJI BANK, LIMITED

                                       By /s/ RAYMOND VENTURA
                                         ---------------------------------------
                                         Title: Vice President and Manager


Alliance Credit Agreement

                                   SCHEDULE I

                   COMMITMENTS AND APPLICABLE LENDING OFFICES

===============================================================================================================================
                                        Working      Revolving           Domestic                         Eurodollar
                            Term        Capital       Credit             Lending                           Lending
 Name of Initial Lender  Commitment    Commitment    Commitment           Office                            Office
===============================================================================================================================
The Chase Manhattan      $8,250,000    $4,125,000    $4,125,000     1 Chase Manhattan Plaza          1 Chase Manhattan Plaza
Bank                                                                New York, NY 10081               New York, NY 10081
                                                                    Attn: Anne Bowles,               Attn: Anne Bowles,
                                                                    Maxine Pinnok                    Maxine Pinnok
                                                                    Tel: 212-552-7260                Tel: 212-552-7260
                                                                    Fax: 212-552-7500                Fax: 212-552-7500

-------------------------------------------------------------------------------------------------------------------------------
Citicorp USA, Inc.       $8,250,000    $4,125,000    $4,125,000     Citibank, N.A.                   Citibank, N.A.
                                                                    Two Penn's Way                   Two Penn's Way
                                                                    Suite 200                        Suite 200
                                                                    New Castle, Delaware 19720       New Castle, Delaware 19720
                                                                    Attn: Maureen Prytula            Attn: Maureen Prytula
                                                                    Tel: 302-894-6089                Tel: 302-894-6089
                                                                    Fax: 302-894-6120                Fax: 302-894-6120
-------------------------------------------------------------------------------------------------------------------------------
BankBoston, N.A.         $7,000,000    $3,500,000    $3,500,000     100 Federal Street               100 Federal Street
                                                                    Boston, Mass 02110               Boston, Mass 02110
                                                                    Attn: Leah Hardy                 Attn: Leah Hardy
                                                                    Tel: 617-434-4655                Tel: 617-434-4655
                                                                    Fax: 617-434-9820                Fax: 617-434-9820
-------------------------------------------------------------------------------------------------------------------------------
Bank of Montreal         $7,000,000    $3,500,000    $3,500,000     115 S. LaSalle St.               115 S. LaSalle St. 111-11C
                                                                    111-11C                          Chicago, IL 60603
                                                                    Chicago, IL 60603                Attn: Josie Nichols
                                                                    Attn: Josie Nichols              Tel: 312-750-3748
                                                                    Tel: 312-750-3748                Fax: 312-750-4304
                                                                    Fax: 312-750-4304
-------------------------------------------------------------------------------------------------------------------------------


Alliance Credit Agreement

===============================================================================================================================
                                        Working      Revolving            Domestic                          Eurodollar
                            Term        Capital       Credit               Lending                           Lending
 Name of Initial Lender  Commitment    Commitment    Commitment            Office                             Office
===============================================================================================================================
Bank of Oklahoma, N.A.   $4,250,000    $2,125,000    $2,125,000     One Williams Center              One Williams Center
                                                                    Tulsa, OK 74172                  Tulsa, OK 74172
                                                                    Attn: Debbie Andrews             Attn: Debbie Andrews
                                                                    Tel: 918-588-6672                Tel: 918-588-6672
                                                                    Fax: 918-295-0400                Fax: 918-295-0400
-------------------------------------------------------------------------------------------------------------------------------
Deutsche Bank AG,        $8,250,000    $4,125,000    $4,125,000     New York Branch                  Cayman Island Branch
                                                                    31 West 52nd Street              31 West 52nd Street
                                                                    New York, NY 10019               New York, NY 10019
                                                                    Attn: Joseph Gyurindak           Attn: Joseph Gyurindak
                                                                    Tel: 212-469-4107                Tel: 212-469-4107
                                                                    Fax: 212-469-4139                Fax: 212-469-4139
-------------------------------------------------------------------------------------------------------------------------------
The Fuji Bank, Limited   $7,000,000    $3,500,000    $3,500,000     New York Branch                  New York Branch
                                                                    Two World Trade Center           Two World Trade Center
                                                                    New York, NY 10048               New York, NY 10048
                                                                    Attn: Tina Catapano              Attn: Tina Catapano
                                                                    Tel: 212-898-2099                Tel: 212-898-2099
                                                                    Fax: 212-488-8216                Fax: 212-488-8216
-------------------------------------------------------------------------------------------------------------------------------
Total:                   $50,000,000   $25,000,000   $25,000,000
===============================================================================================================================


Alliance Credit Agreement

                                    EXHIBIT I

                         FORM OF INTERCREDITOR AGREEMENT


                              Please see attached.























Alliance Credit Agreement

                                    EXHIBIT G


                             [Intentionally Deleted]
























Alliance Credit Agreement

                                  $100,000,000


                                CREDIT AGREEMENT

                           Dated as of August 16, 1999

                                      Among

                            ALLIANCE RESOURCE GP, LLC

                                   as Borrower

                                       and

                             THE INITIAL LENDERS AND
                          SWING LINE BANK NAMED HEREIN

                     as Initial Lenders and Swing Line Bank

                                       and

                            THE CHASE MANHATTAN BANK

                                 as Paying Agent

                                       and

                 THE CHASE MANHATTAN BANK and CITICORP USA, INC.

                           as Co-Administrative Agents

                                       and

                       DEUTSCHE BANK AG, NEW YORK BRANCH,
                             as Documentation Agent

                                       and

              CHASE SECURITIES, INC. AND SALOMON SMITH BARNEY INC.
         as Joint Advisors, Joint Lead Arrangers and Joint Book Managers


Alliance Credit Agreement

                               TABLE OF CONTENTS

SECTION                                                                       PAGE
                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

1.01.  Certain Defined Terms ..............................................      2
1.02.  Computation of Time Periods; Other Definitional Provisions .........     33
1.03.  Accounting Terms ...................................................     33

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

2.01.  The Advances .......................................................     33
2.02.  Making the Advances ................................................     34
2.03.  Repayment of Advances ..............................................     37
2.04.  Termination or Reduction of the Commitments ........................     38
2.05.  Prepayments ........................................................     38
2.06.  Interest ...........................................................     40
2.07.  Fees ...............................................................     41
2.08.  Conversion of Advances .............................................     42
2.09.  Increased Costs, Etc. ..............................................     43
2.10.  Payments and Computations ..........................................     44
2.11.  Taxes ..............................................................     46
2.12.  Sharing of Payments, Etc. ..........................................     48
2.13.  Use of Proceeds ....................................................     48
2.14.  Defaulting Lenders .................................................     49
2.15.  Evidence of Debt ...................................................     51
2.16.  Replacement of Certain Lenders .....................................     52

                                   ARTICLE III

                              CONDITIONS OF LENDING

3.01.  Conditions Precedent to Initial Extension of Credit ................     53
3.02.  Conditions Precedent to Each Borrowing .............................     58
3.03.  Determinations Under Section 3.01 ..................................     59


Alliance Credit Agreement

SECTION                                ii                                     PAGE


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
4.01.  Representations and Warranties of the Borrower .....................     59

                                    ARTICLE V

                            COVENANTS OF THE BORROWER

5.01.  Affirmative Covenants ..............................................     67
5.02.  Negative Covenants .................................................     71
5.03.  Reporting Requirements .............................................     80
5.04.  Financial Covenants ................................................     83

                                   ARTICLE VI

                                EVENTS OF DEFAULT

6.01.  Events of Default ..................................................     86

                                   ARTICLE VII

                                   THE AGENTS

7.01.  Authorization and Action ...........................................     90
7.02.  Agents' Reliance, Etc. .............................................     90
7.03.  Chase, Citicorp and Affiliates .....................................     91
7.04.  Lender Party Credit Decision .......................................     91
7.05.  Indemnification ....................................................     91
7.06.  Successor Agents ...................................................     92
7.07.  Intercreditor Agreement ............................................     93

                                  ARTICLE VIII

                                  MISCELLANEOUS

8.01.  Amendments, Etc. ...................................................     93
8.02.  Notices, Etc. ......................................................     94
8.03.  No Waiver; Remedies ................................................     95


Alliance Credit Agreement
                                      iii

8.04.  Costs and Expenses .................................................     95
8.05.  Right of Set-off ...................................................     97
8.06.  Binding Effect .....................................................     97
8.07.  Assignments and Participations .....................................     97
8.08.  Execution in Counterparts ..........................................    101
8.09.  Confidentiality ....................................................    101
8.10.  Release of Collateral ..............................................    101
8.11.  Jurisdiction, Etc. .................................................    101
8.12.  Governing Law ......................................................    102
8.13.  Non-Recourse to the General Partner and Associated Persons .........    102
8.14.  WAIVER OF JURY TRIAL ...............................................    103

SCHEDULES

Schedule I        -        Commitments and Applicable Lending Offices
Schedule II       -        Subsidiary Guarantors
Schedule 4.01(a)  -        Capital Stock
Schedule 4.01(b)  -        Subsidiaries
Schedule 4.01(d)  -        Authorizations, Approvals, Actions, Notices and Filings
Schedule 4.01(f)  -        Disclosed Litigation
Schedule 4.01(p)  -        Plans, Multiemployer Plans and Welfare Plans
Schedule 4.01(q)  -        Environmental Disclosure
Schedule 4.01(r)  -        Open Years
Schedule 4.01(t)  -        Existing Debt
Schedule 4.01(u)  -        Surviving Debt
Schedule 4.01(v)  -        Liens
Schedule 4.01(w)  -        Investments
Schedule 5.01(q)  -        Transactions with Affiliates

EXHIBITS
Exhibit A-1       -        Form of Working Capital Note
Exhibit A-2       -        Form of Term Note
Exhibit A-3       -        Form of Revolving Credit Note
Exhibit B         -        Form of Notice of Borrowing
Exhibit C         -        Form of Assignment and Acceptance
Exhibit D         -        Form of Pledge Agreement
Exhibit E         -        Form of Subsidiary Guaranty
Exhibit F         -        Form of Solvency Certificate
Exhibit G         -        [Intentionally Deleted]
Exhibit H         -        Form of Assumption Agreement
Exhibit I         -        Form of Intercreditor Agreement



Alliance Credit Agreement